UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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KENNEDY-WILSON HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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KENNEDY-WILSON HOLDINGS, INC.

9701 Wilshire Boulevard, Suite 700

Beverly Hills, California 90212

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on June 14, 2012

TO THE STOCKHOLDERS OF KENNEDY-WILSON HOLDINGS, INC.:

The Annual Meeting of the Stockholders of Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), will be held on June 14, 2012, at 9:00 a.m. Pacific Time (the “Annual Meeting”), at the Beverly Wilshire Hotel, 9500 Wilshire Blvd., Beverly Hills, California for the following purposes:

1.	To elect three (3) directors to the Board of Directors of the Company to serve for a three year term and until their successors are duly elected and qualified;

2.	To approve the Company’s Amended and Restated 2009 Equity Participation Plan, which includes, among other amendments, an increase in the number of shares of the Company’s common stock available for awards thereunder by an additional 3,170,000 shares;

3.	To ratify the appointment of KPMG LLP as the Company’s independent auditors for the 2012 fiscal year; and

4.	To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record of the Company’s Common Stock at the close of business on April 25, 2012 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

To obtain directions to attend the Annual Meeting and vote in person, please contact Christina Cha at (310) 887-6294.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 14, 2012.

Full copies of the proxy statement, the proxy card and the annual report are available on the Internet at www.kennedywilson.com/investor-relations. Stockholders will receive a full set of these materials through the mail from us or from their brokers.

By Order of the Board of Directors,

/s/ William McMorrow
William McMorrow Chairman of the Board and Chief Executive Officer

Dated: April 27, 2012

KENNEDY-WILSON HOLDINGS, INC.

9701 Wilshire Boulevard, Suite 700

Beverly Hills, California 90212

PROXY STATEMENT

for

Annual Meeting of Stockholders

to be held on June 14, 2012

INTRODUCTION

Your proxy is solicited by the Board of Directors of Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”), for use at the Annual Meeting of Stockholders to be held on June 14, 2012, at 9:00 a.m. Pacific Time (the “Annual Meeting”), at the Beverly Wilshire Hotel, 9500 Wilshire Blvd., Beverly Hills, for the following purposes:

1.	To elect three (3) directors to the Board of Directors of the Company to serve for a three year term and until their successors are duly elected and qualified;

2.	To approve the Company’s Amended and Restated 2009 Equity Participation Plan, which includes, among other amendments, an increase in the number of shares of the Company’s common stock available for awards thereunder by an additional 3,170,000 shares;

3.	To ratify the appointment of KPMG LLP as the Company’s independent auditors for the 2012 fiscal year; and

4.	To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors set April 25, 2012, as the record date (the “Record Date”) to determine those holders of Common Stock who are entitled to notice of, and to vote at, the Annual Meeting. A list of the stockholders entitled to vote at the meeting may be examined at the Company’s office at 9701 Wilshire Boulevard, Suite 700, Beverly Hills, California 90212 during the 10-day period preceding the Annual Meeting.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly, or follow the instructions contained in this proxy statement. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. If you received this proxy statement in the mail, a return envelope is enclosed for your convenience.

First sent to stockholders on or about May 7, 2012

GENERAL INFORMATION ABOUT VOTING

Who can vote?

You can vote your shares of Common Stock if our records show that you owned the shares on the Record Date. As of the close of business on the Record Date, a total of 51,822,998 shares of Common Stock are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on matters presented at the Annual Meeting.

How do I vote by proxy?

You may vote by proxy by simply completing, signing and returning your proxy card. If you hold your shares in street name, you may also vote by proxy over the Internet or by telephone.

What is the difference between a “Holder of Record” and a “Beneficial Owner of Shares Held in Street Name?”

Holder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Co. (“Continental”), which includes shares you might hold by virtue of your participation in the Company’s employee equity plan, you are considered the holder (or stockholder) of record with respect to those shares. As a holder of record, you should have received this proxy statement, our Annual Report, and a proxy card from the Company via Continental.

Beneficial Owner of Shares in “Street Name.” If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization acting as a nominee, then you are the beneficial owner of shares held in “street name”. The organization holding your account is considered the holder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. Accordingly, you should have received this proxy statement, our Annual Report, and a vote instruction form from that organization.

If I am a stockholder of record, how do I cast my vote?

If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive. Stockholders of record may also vote via the Internet as set forth on the proxy card. Stockholders of record may not vote by telephone.

If you do not wish to vote in person or via the Internet, you may vote by proxy. You may vote by proxy using the enclosed proxy card. Please complete, sign and date your proxy card and return it promptly in the envelope provided.

If I hold my shares in street name, how do I cast my vote?

Many of our stockholders who hold their shares in street name through a nominee have the option to submit their proxies or voting instructions to their nominee electronically by telephone or the Internet. These stockholders should review and follow the voting instructions forwarded by their nominee.

You also may vote your shares at the Annual Meeting if you attend in person. If you hold your shares in street name and wish to vote in person at the Annual Meeting, you must obtain a legal proxy from your nominee.

What if other matters come up at the Annual Meeting?

The matters described in this proxy statement are the only matters we know of that will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

Can I change or revoke my vote after I return my proxy card?

Yes. You can revoke your proxy at any time before it is exercised at the Annual Meeting in any of three ways:

•	by submitting written notice revoking your proxy card to the Secretary of the Company;

•	by submitting another proxy that is later dated and, if by mail, that is properly signed; or

•	by voting in person at the Annual Meeting.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

Although we encourage you to vote by proxy to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

How are votes counted?

We will hold the Annual Meeting if holders representing a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting either submit a proxy or attend the meeting. If you submit a proxy, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

The election of directors under Proposal 1 will be by the affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

Proposal 2 will be approved upon the affirmative vote of a majority of shares represented at the meeting (provided that the total votes cast on the proposal represent 50% of the outstanding shares of our Common Stock entitled to vote on the proposal). Abstentions and broker non-votes, with respect to Proposal 2, will have the effect of a vote “AGAINST” such proposal.

Proposal 3 will be approved upon the vote of a majority of shares present in person or represented by proxy at the meeting. Abstentions, with respect to Proposal 3, will have the effect of a vote “AGAINST” such proposal.

Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Brokers holding shares of the Common Stock in street name who do not receive instructions from the beneficial owners of those shares are entitled to vote on “routine” proposals. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for 2012 (Proposal No. 3) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3. The election of directors (Proposal No. 1) and the approval of the Amended and Restated 2009 Equity Participation Plan (Proposal No. 2) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals No. 1 and No. 2.

Who pays for this proxy solicitation?

We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, by fax, by email, or in person. None of these employees will receive any extra compensation for doing this. We may reimburse brokerage firms and other custodians for their reasonable out-of-pocket costs in forwarding these proxy materials to stockholders.

What am I voting on?

Proposal No. 1: To elect three (3) directors to the Board of Directors of the Company to serve for a three year term and until their successors are duly elected and qualified.

Proposal No. 2: To approve the Company’s Amended and Restated 2009 Equity Participation Plan, which includes, among other amendments, an increase in the number of shares of the Company’s common stock available for awards thereunder by an additional 3,170,000 shares.

Proposal No. 3: To ratify the appointment of KPMG LLP as the Company’s independent auditors for the 2012 fiscal year.

OUTSTANDING SHARES AND VOTING RIGHTS

Stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof, are stockholders of record at the close of business on the Record Date. Persons who are not stockholders of record on the Record Date will not be allowed to vote at the Annual Meeting. At the close of business on the Record Date there were 51,822,998 shares of Common Stock issued and outstanding. We have issued no other voting securities as of the Record Date. Each share of Common Stock entitles the holder thereof to one (1) vote on each matter to be voted upon at the Annual Meeting. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one annual report and this proxy statement will be delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report and this proxy statement to a stockholder at a shared address to which a single copy of the annual report and proxy statement was delivered. If you wish to receive a separate copy of the annual report or this proxy statement, please notify the Company by calling or sending a letter to the Secretary of the Company, c/o Kennedy-Wilson Holdings, Inc., at 9701 Wilshire Boulevard, Suite 700, Beverly Hills, California 90212. The Company’s telephone number is (310) 887-6400. Also, stockholders who share an address and receive multiple copies of the annual report and this proxy statement can notify the Company in writing or orally at the above provided address or telephone number and request that the Company deliver a single copy of these materials.

SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding beneficial ownership of Common Stock as of April 25, 2012 by (i) each person known to us to own beneficially more than 5% of our Common Stock; (ii) each of our directors and director nominees and each of our named executive officers; and (iii) all named executive officers and directors as a group. Unless otherwise indicated: (a) the business address for all of the named executive officers, director nominees and directors named below is c/o Kennedy-Wilson Holdings, Inc., 9701 Wilshire Boulevard, Suite 700, Beverly Hills, California 90212 and (b) each beneficial owner has sole voting and dispositive power with respect to all of the reported shares of Common Stock beneficially owned by such beneficial owner.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock(1)
5% Stockholders:
Fairfax Financial Holdings Limited and affiliates(2)	11,500,074		18.3%
Royce & Associates, LLC(3)	5,710,161		11.0%
Elkhorn Partners Limited Partnership(4)	3,655,400		7.1%
Flat Ridge Investments LLC(5)	3,532,127	(6)	6.5%
Fidelity Management & Research Company(7)	6,372,760		12.3%
Named Executive Officers, Directors and Director Nominees:
William J. McMorrow	13,315,079	(8)	25.7%
Mary Ricks	984,935		1.9%
Freeman A. Lyle	507,792		1.0%
Barry S. Schlesinger	157,959		*
Robert E. Hart(9)	69,475		*
Justin Enbody	3,500		*
David A. Minella(10)	3,532,127		6.5%
Kent Mouton	66,942		*
Jerry R. Solomon	50,337		*
Norman Creighton	230,574		*
Cathy Hendrickson	7,694		*
Stanley R. Zax	100,000		*
All named executive officers and directors as a group	19,026,414		34.9%

*	Less than 1%
(1)	Amount and applicable percentage of ownership is based on 51,822,998 shares of the Company’s Common Stock and unvested shares of restricted stock that were outstanding on April 25, 2012. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and dispositive power with respect to shares, subject to applicable community property laws.
(2)

The beneficial owners held 400,000 shares of Common Stock and an aggregate of 100,000 shares of Series A Preferred Stock and 32,550 shares of Series B Preferred Stock convertible into a total of 11,100,074 shares of Common Stock. Odyssey America Reinsurance Company is deemed to have voting and dispositive power with respect to the 400,000 shares of the Common Stock. The Series A and Series B Preferred Stock currently do not provide for any voting or management rights. Fairfax Financial Holdings

Limited, V. Prem Watsa, 1109519 Ontario Limited, The Sixty Two Investment Company Limited and 810679 Ontario Limited are deemed to share voting and dispositive power with respect to 11,100,074 shares of Common Stock based upon the conversion of 100,000 shares of Series A Preferred Stock and 32,550 shares of Series B Preferred Stock. Odyssey America Reinsurance Corporation is deemed to share voting and dispositive power with respect to 6,555,503 shares of Common Stock based upon the conversion of 55,200 shares of Series A Preferred Stock and 22,550 shares of Series B Preferred Stock. The address of Fairfax Financial Holdings Limited, V. Prem Watsa, 1109519 Ontario Limited and 810679 Ontario Limited is 95 Wellington Street West, Suite 800, Toronto, Ontario M5J 2N7, Canada. The address of Sixty Two Investment Company Limited is 1600 Cathedral Place, 925 West Georgia St, Vancouver, British Columbia V6C 3L3, Canada. The address of Odyssey America Reinsurance Corporation is 300 First Stamford Place, Stamford, CT 06902. The information contained herein is based solely upon a Schedule 13 D/A filed with the SEC on June 21, 2011.
(3)	The address of the holder is 745 Fifth Avenue, New York, NY 10151. The information contained herein is based solely upon a Schedule 13 G/A filed with the SEC on January 31, 2012.
(4)	The address of the holder is 2222 Skyline Drive, Elkhorn, Nebraska 68022. The sole general partner of the holder is Parsow Management LLC (the “General Partner”). Alan S. Parsow is the sole manager of the General Partner. The information contained herein is based solely upon a Schedule 13 D filed with the SEC on November 12, 2010.
(5)	David A. Minella is the Managing Member of Flat Ridge Investments LLC and may be deemed to beneficially own the same number of shares of Common Stock reported by Flat Ridge Investments LLC. Mr. Minella disclaims beneficial ownership of any shares in which he does not have a pecuniary interest. Mr. Minella and Flat Ridge Investments LLC have shared voting and dispositive power with respect to all of the reported shares of Common Stock. The business address of Mr. Minella and Flat Ridge Investments LLC is 814 Hollow Tree Ridge Road, Darien, Connecticut 06820. The information contained herein is based solely upon a Schedule 13 G/A filed with the SEC on November 17, 2009.
(6)	Includes 2,710,741 sponsor warrants beneficially owned by Flat Ridge Investments LLC.
(7)	The address of the holder is 82 Devonshire Street, Boston, Massachusetts 02109. The holder is a wholly owned subsidiary of FMR LLC. The ownership of one investment company, Fidelity Value Fund, amounted to 5,097,450 shares. Fidelity Value Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. The information contained herein is based solely upon a Schedule 13G/A filed with the SEC on February 14, 2012.
(8)	Includes 90,582 shares of Common Stock beneficially owned by Leslie McMorrow, Mr. McMorrow’s wife, and 352,821 shares of Common Stock beneficially owned by Tyler McMorrow, Mr. McMorrow’s son. Mr. McMorrow disclaims beneficial ownership of the shares owned by his wife and son.
(9)	Includes 16,669 shares of Common Stock held by the Robert and Cynthia Hart Living Trust, of which Mr. Hart and his spouse, Cynthia Hart, are trustees. In their capacity as trustees, Mr. and Mrs. Hart have shared voting and dispositive power with respect to all the shares owned by the Robert and Cynthia Hart Living Trust.
(10)	David A. Minella is the Managing Member of Flat Ridge Investments LLC and may be deemed to beneficially own the 3,532,127 shares of Common Stock beneficially owned by Flat Ridge Investments LLC as of the record date, comprised of 821,386 shares of Common Stock beneficially owned by Flat Ridge Investments LLC after taking into account the forfeiture and cancellation of the founders shares in connection with our merger with Kennedy-Wilson, Inc. on November 13, 2009, and the 2,710,741 sponsor warrants beneficially owned by Flat Ridge Investments LLC. Mr. Minella disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

Equity Compensation Plan Information

The following table provides information as of December 31, 2011 regarding shares outstanding and available for issuance under our Amended and Restated 2009 Equity Participation Plan:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	—	$—	5,569	(1)
Equity compensation plans not approved by security holders	—	—	—

Totals	—	$—	5,569

(1)	This amount does not reflect the future issuance of shares under the Amended and Restated 2009 Equity Participation Plan which is subject to stockholder approval as described in Proposal 2 of this proxy statement.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company has a classified Board of Directors which is divided into three classes, with each class elected for a term of three years. Each class of the Board of Directors is set forth below:

•	William J. McMorrow, Kent Mouton and Norman Creighton in the class to stand for election in 2012;

•	Cathy Hendrickson and Stanley R. Zax in the class to stand for election in 2013; and

•	Jerry Solomon and David A. Minella in the class to stand for election in 2014.

At this year’s Annual Meeting, three directors are to be elected. The nominees for election at the Annual Meeting are William J. McMorrow, Kent Mouton and Norman Creighton, who were nominated by our Board of Directors. The enclosed proxy will be voted in favor of these individuals unless other instructions are given. If elected, the nominees will serve as directors until the Company’s Annual Meeting in the year 2015, and until their successors are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board of Directors may designate.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is the name, age (as of April 25, 2012) and title of each director, director nominee and executive officer of the Company followed by a summary of each director’s, director nominee’s and executive’s background and principal occupations. Unless specifically noted or the context provides otherwise, as used throughout this section, “we,” “our,” “us” or the “Company” refer to Kennedy-Wilson, Inc. prior to, and Kennedy-Wilson Holdings, Inc. subsequent to, the closing of the merger between Prospect Acquisition Corp. and Kennedy-Wilson, Inc., which was consummated on November 13, 2009.

Name	Age	Position
William J. McMorrow	65	Chairman and Chief Executive Officer
Justin Enbody	31	Chief Financial Officer
Mary Ricks	47	President and CEO, Kennedy Wilson Europe
Barry S. Schlesinger	71	Chief Administrative Officer
Robert E. Hart	54	President, KW Multifamily Management Group
Kent Mouton	58	Director and General Counsel
David A. Minella(1)	59	Director
Jerry R. Solomon	61	Director
Norman Creighton(1)	76	Director
Cathy Hendrickson(1)	65	Director
Stanley R. Zax	74	Director

(1)	Serves on the Audit Committee, Nominations Committee and Compensation Committee.

William J. McMorrow—Chairman and Chief Executive Officer. Mr. McMorrow joined the Company in 1988 and has been Chairman and Chief Executive Officer of the Company since 1988. Mr. McMorrow is the architect of the Company’s expansion into real estate brokerage, property management and investment services. In addition to his real estate experience, Mr. McMorrow has more than 17 years of banking experience. Prior to joining the Company, he was the Executive Vice President and Chairman of the Credit Policy Committee at Imperial Bancorp and also has held senior positions with a variety of financial services companies, including eight years as a Senior Vice President of Fidelity Bank. He received a B.S. in Business and an M.B.A. from the University of Southern California. Mr. McMorrow is on the Executive Board of the USC Lusk Center for Real

Estate and is involved in numerous charities in Southern California, including Chrysalis, the Rape Treatment Center, the Village School and Loyola High School. Mr. McMorrow was selected to serve as a member of our Board of Directors because of his significant achievements with, and intimate knowledge of, the Company and his extensive experience in banking and real estate.

Justin Enbody—Chief Financial Officer. Justin Enbody is Chief Financial Officer of the Company. He was named Chief Financial Officer of the Company effective as of April 9, 2012. He is responsible for all aspects of finance for the company, including SEC and NYSE compliance, strategic planning, financial reporting, risk management and taxes. He also serves on the Investment Committee, which evaluates and approves all of the Company’s investments. Mr. Enbody joined the Company in September 2009 and was the Company’s Controller before becoming Chief Financial Officer. Prior to joining the Company, Mr. Enbody was a senior consultant with RAFS Inc., an independent financial consulting company which he joined in 2004. Prior to RAFS Inc., Mr. Enbody was a senior associate with KPMG LLP. Mr. Enbody received his Bachelor of Arts from the University of California at Santa Barbara.

Mary Ricks—President and CEO, Kennedy Wilson Europe. Mary Ricks is president and CEO of Kennedy Wilson Europe. She joined Kennedy Wilson in 1990 and previously headed Kennedy Wilson’s Commercial Investment Group. Kennedy Wilson Europe was established in 2011 with offices in Dublin and London and currently employs a team of 22 professionals. In December of 2011, Kennedy Wilson completed the purchase of a $2.2 billion UK-based loan portfolio, the largest European loan portfolio acquisition in the current cycle. Kennedy Wilson currently has assets with an estimated value of approximately $4 billion under management in Europe. Prior to joining Kennedy Wilson, Ms. Ricks was a commercial broker at the Hanes Company. She has been named by the L.A. Business Journal as one of the top women in commercial real estate and was featured on the covers of Forum Magazine and Real Estate California recognizing women at the top of the field. She received a B.A. in Sociology from UCLA, where she was an All-American athlete. Ms. Ricks is a founding board member of the Richard S. Ziman Center for Real Estate at UCLA.

Barry S. Schlesinger—Chief Administrative Officer. Mr. Schlesinger is responsible for the Company’s administrative operating functions, including finance and accounting, SEC and NYSE compliance. Mr. Schlesinger is also a member of the Company’s Investment Committee, which reviews and approves all investments made by the Company. Mr. Schlesinger was formerly CEO of the Company’s Fund Management Group, which he founded in 2000. The Fund Management Group has sponsored and manages six real estate investment funds, the investors of which include pension funds, foundations, insurance companies and institutional investors. Prior to this position, he was CEO of Kennedy Wilson Properties, which provides national real estate management, leasing, engineering, construction and technical services. Before joining the Company, Mr. Schlesinger was associated with Heitman Financial Ltd. as a director, member of the Investment Committee and chairman and CEO of Heitman Properties Ltd. During this period, Mr. Schlesinger was involved in the acquisition, management, leasing, construction management and engineering of approximately 200 million square feet of office, industrial, retail and multifamily properties valued at more than $12 billion. Mr. Schlesinger also previously worked with Tishman Realty and Construction and was involved with the development of the ten million square foot World Trade Center, the 100-story John Hancock Building and many other major developments throughout North America. With the rank of Captain, Mr. Schlesinger served in the U.S. military, commanding a Combat Engineering Company. He is a graduate of the New York University College of Engineering and the U.S. Army Engineering School (Civil and Nuclear).

Robert E. Hart—President, KW Multi-Family Management Group. Mr. Hart has been President of KW Multi-Family Management Group since 2006. He joined the Company in 2000. Mr. Hart is responsible for the oversight of acquisitions, asset management and dispositions of multifamily assets in the U.S. Prior to joining the Company, Mr. Hart served as a Senior Vice President of Portfolio Management for Heitman Capital Management as well as Director of Real Estate Marketing for Executive Life Insurance Company Enhancement Trusts. He received a B.S. in Civil Engineering from Worcester Polytechnic Institute and an M.B.A. from the University of California, Los Angeles’ Anderson School of Management. Mr. Hart is Chair of the board of directors of Chrysalis and an Associate of the Richard S. Ziman Center for Real Estate at UCLA. He is a member of the Real Estate Investment Advisory Council, the Urban Land Institute and the California Lexington Group. He is a former President of the UCLA Anderson School of Management Alumni Association and a former member of both the Board of the UCLA Alumni Association and the Anderson School Board of Visitors.

Kent Mouton—Director and General Counsel. Mr. Mouton joined the Company in 2011 as the Company’s General Counsel. As General Counsel, Mr. Mouton oversees all legal affairs of the Company. Mr. Mouton is also the Company’s Chief Legal Officer. Mr. Mouton has also served as a director of the Company since 1995. From 1991 until 2011, Mr. Mouton was a partner with the law firm Kulik, Gottesman, Mouton & Siegel LLP, where he specialized in real estate law, primarily in the areas of real estate lending and finance, joint ventures, land use, acquisitions and dispositions, leasing, development and construction, common interest subdivisions (condominiums and planned unit developments) and real estate brokerage. He was an Adjunct Professor of real estate law at the UCLA Extension from 1979 to 2007, where he taught several real estate related courses. Mr. Mouton has been honored by his peers by being designated a Southern California Real Estate “Super Lawyer” in 2005, 2006, 2007, 2008, 2009, 2010 and 2011. Mr. Mouton graduated from the University of California, Los Angeles in 1975 with a Bachelor of Arts degree in Economics (Dean’s List, Summa Cum Laude, Phi Beta Kappa) and received his law degree in 1978 from the University of California, Los Angeles. Mr. Mouton was selected to serve as a member of our Board of Directors because of his experience and knowledge relating to the legal and financial aspects of real estate investment and his significant experience in public and private company advisory and governance activities.

David A. Minella—Director. Mr. Minella is currently the CEO of Aligned Asset Managers LLC (“Aligned”), a financial services holding company investing in the asset management industry sponsored by GTCR. Aligned’s first acquisition was a majority interest in The Townsend Group based in Cleveland, OH. Mr. Minella served as Prospect Acquisition Corp.’s Chairman and Chief Executive Officer from its inception in July 2007 through November 2009 and has served as a director of the Company since November 2007. Between 1997 and March 2007, Mr. Minella served as the Chief Executive Officer and a director of Value Asset Management LLC, (“VAM”), a strategic investment management holding company. At VAM, Mr. Minella was responsible for its overall business strategy, acquisitions and financial results. Under Mr. Minella’s leadership, VAM acquired a controlling interest in five separate investment management firms: Dalton Hartman Greiner and Maher, New York, NY; Harris Bretall Sullivan and Smith, San Francisco, CA; Hillview Capital Advisors, LLC, New York, NY; Grosvenor Capital Management LP, Chicago, IL; and MDT Advisers LLC, Cambridge, MA. All of the original acquisitions have been sold. From 1995 to 1997, Mr. Minella was the President and Chief Executive Officer of the asset management division of Liechtenstein Global Trust, or LGT, a wealth and asset management firm, where he was responsible for the overall business strategy and financial results. During Mr. Minella’s tenure as LGT’s Chief Executive Officer, he also led LGT’s acquisition of Chancellor Capital Management, a large United States equity investment firm. Mr. Minella originally joined the LGT group in 1987 as the head of its United States subsidiaries, GT Capital Management and GT Global. Mr. Minella established its United States mutual fund business through the broker-dealer community, reestablished LGT’s institutional separate account capabilities, and developed the firm’s global equity sector expertise. Mr. Minella is a member of the Executive Council at Bunker Hill Capital Management, a private equity firm in Boston, Massachusetts, the former Chairman of the board of directors of MDT Advisers LLC and a former board member of the Investment Company Institute. Mr. Minella holds a B.S. in accounting from Bentley College. Mr. Minella was selected to serve as a member of our Board of Directors because of his significant financial industry experience, particularly relating to investment strategies and asset management.

Jerry R. Solomon—Director. Mr. Solomon has served as a director of the Company since 2001. Mr. Solomon received both his B.S. Degree in accounting (1973) and an M.B.A. (1974) from UC Berkeley. Throughout college and following graduation, he worked in the tax department of JK Lasser & Company that later became Touche Ross & Company. After leaving JK Lasser, Mr. Solomon joined a large local CPA firm where he became the partner in charge of the comprehensive business services department as well as the administrative partner in charge of 7 partners and 80 staff. In 1988 he formed Solomon & Company CPA’s Inc. that later merged with Harold G. Winnett and the firm was renamed Solomon, Winnett & Rosenfield Certified

Public Accountants, Inc. Mr. Solomon’s practice areas of expertise include both real estate industry and service industries. He consults frequently with high net worth individuals and families in tax and transactional planning. Mr. Solomon was selected to serve as a member of our Board of Directors because of his significant experience in the public accounting profession, particularly in the real estate and services industries, and with public and private company advisory and governance activities.

Norman Creighton—Director. Mr. Creighton has served as a director of the Company since 2004. From 1975 to 2001, Mr. Creighton was employed with Imperial Bank, serving as President and Chief Executive Officer from 1983 to 2001. During Mr. Creighton’s tenure with Imperial Bank, its assets increased from approximately $200 million in 1975 to approximately $7 billion in 2001. Prior to Imperial Bank, Mr. Creighton served as Regional Vice President for Southern Arizona of Great Western Bank from 1971 to 1974. From 1958 to 1971, Mr. Creighton was employed with Arizona Bank, including as Manager of the Tuscon Headquarters. Mr. Creighton holds a B.S. in banking and finance from the University of Montana. Mr. Creighton was selected to serve as a member of our Board of Directors because of his extensive experience and knowledge of business, accounting and the banking industry.

Cathy Hendrickson—Director. Ms. Hendrickson has served as a director of the Company since 2004. Ms. Hendrickson has forty three years of experience in commercial banking which includes eight years with Union Bank in Los Angeles in Economic Research/Corporate Planning, Leveraged Leasing, Credit, and the National Division, three years at Philadelphia based Fidelity Bank’s Los Angeles Loan Production Office, one year in Crocker Bank’s Southern California Corporate Banking Division, two years as Manager of Imperial Bank’s Headquarters Office located at the Los Angeles International Airport, ten years as Regional Vice President of Metrobank’s South Bay Headquarters Office in Torrance, and two years as President of Palos Verdes National Bank. From May of 1993 until September of 2010, Ms. Hendrickson served as President and Chief Executive Officer of Bay Cities National Bank (formerly Peninsula National Bank). Ms. Hendrickson concurrently serves as President and Chief Executive Officer of Peninsula Banking Group, Inc. and sits on the boards of Bay Cities National Bank, Peninsula Banking Group, Inc. and Community First Financial Group, Inc. Ms. Hendrickson was selected to serve as a member of our Board of Directors because of her extensive experience as a high level executive in the banking and financial industries.

Stanley R. Zax—Director. Mr. Zax has served as a director of the Company since 2010. Mr. Zax has been Chairman of the Advisory Board of Fairfax Financial Holdings Limited since 2012. Mr. Zax has been the Non-Executive Chairman of Zenith National Insurance Corporation, a subsidiary of Fairfax Financial Holdings Limited and Zenith Insurance Company, a subsidiary of Zenith National Insurance Corporation since 2012. From 1977 to 2011, Mr. Zax served as Chairman of Zenith National Insurance Corporation and from 1978 to 2011, served as its Chief Executive Officer and President. From 1978 to 2011, Mr. Zax served as Chief Executive Officer and Chairman of the Board of Zenith Insurance Company. Mr. Zax served as President of Zenith Insurance Company from 1978 to 2005 and also served as President of CalFarm Insurance Company. He started his career in 1961 as an associate and later a partner with the Chicago law firm Friedman, Mulligan, Dillon & Uris and subsequently joined Hilton Hotels, where he served as Vice President, General Counsel and Secretary. His association with the insurance industry started in 1973, when he served as President and Chief Executive of Great American Insurance Company. He served as Chairman of the Board of CalFarm Life Insurance Company for more than five years prior to December 1995 and of CalFarm Insurance Company for more than five years prior to January 1995. He has been a Director of Zenith National Insurance Corp. since July 1977. He serves as a Director of Prostate Cancer Foundation, Director and Chairman of the Audit Committee of First Century Bank, Los Angeles from January 2011, Trustee of the Center for the Study of the Presidency and Congress, Washington D.C. from 1999 and Director of Ford Theatre, Washington D.C. from March 2007. He served as a Director of Wynn Las Vegas, LLC. He served as a Director of Wynn Resorts Ltd., a holding company of Wynn Las Vegas, LLC from October 2002 to May 8, 2007. He served as a Director of Sequa Corp. from March 2007 to May 2007. He served as a Non-Executive Director of Advent Capital (Holdings) Plc from 1999 to November 10, 2005. Mr. Zax earned a JD in 1961 and a BBA in 1958 from the University of Michigan at Ann Arbor. Mr. Zax was selected to serve as a member of our Board of Directors because of his extensive experience relating to the management and operations of public companies.

DIRECTOR INDEPENDENCE

Our Common Stock is listed on the New York Stock Exchange (“NYSE”). A majority of the members of our Board of Directors must be independent under Section 303A.01 of the listing standards of the NYSE. Section 303A.02 of the NYSE listing standards provides that no director can qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the listed company. Our Board of Directors has adopted the following standards in determining whether or not a director has a material relationship with the Company and these standards are contained in our Corporate Governance Guidelines which can be found on our website at www.kennedywilson.com and will be made available in print free of charge to any stockholder who requests it:

•	No director who is an employee or a former employee of the Company can be independent until three years after termination of such employment.

•

No director who is, or in the past three years has been, affiliated with or employed by the Company’s present or former independent auditor can be independent until three years after the end of the affiliation, employment or auditing relationship.

•

No director can be independent if he or she is, or in the past three years has been, part of an interlocking directorship in which an executive officer of the Company serves on the compensation committee of another company that employs the director.

•

No director can be independent if he or she is receiving, or in the last three years has received, more than $120,000 during any 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	Directors with immediate family members in the foregoing categories are subject to the same three-year restriction.

•

No director can be independent if he or she is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Based on these independence standards and all of the relevant facts and circumstances, our Board of Directors determined that none of the following directors had any material relationship with the Company and, thus, are independent under Section 303A.02 of the listing standards of NYSE: Norman Creighton, Cathy Hendrickson, David Minella and Stanley R. Zax. In accordance with NYSE rules, a majority of our Board of Directors is independent.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Board of Directors is responsible for risk oversight of the Company. Risks facing the Company include competitive, economic, operational, financial, accounting, liquidity, tax, regulatory, foreign country, safety, employment, political and other risks. Risks are reported to the Board of Directors through the Company’s executive officers, who are responsible for the identification, assessment and management of the Company’s risks. The Board of Directors regularly discusses the risks reported by the Company’s executive officers and reviews with management strategies and actions to mitigate the risks and the status and effectiveness of such strategies and actions.

The Board of Directors is structured, in part, to optimize its risk oversight capabilities, including by combining the positions of Chief Executive Officer and Chairman and delegating certain risk oversight functions to its committees. Although the Board of Directors does not have a formal policy with respect to its leadership structure, the Company believes that currently combining the positions of Chief Executive Officer and Chairman serves as an effective link between management’s role of identifying, assessing and managing risks and the Board of Directors’ role of risk oversight. Mr. McMorrow possesses in-depth knowledge of the issues, opportunities and challenges we face, and is thus best positioned to develop agendas and highlight issues that ensure that the Board of Directors’ time and attention are focused on the most critical matters. In addition, the Board of Directors has determined that this leadership structure is optimal because it believes that having one leader serving as both the Chairman and Chief Executive Officer provides decisive, consistent and effective leadership, as well as clear accountability. Having one person serve as Chairman and Chief Executive Officer also enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees, and business partners, particularly during times of turbulent economic and industry conditions. Although we believe that the combination of the Chairman and Chief Executive Officer roles is appropriate under current circumstances, we will continue to review this issue periodically to determine whether, based on the relevant facts and circumstances, separation of these offices would serve our best interests and the best interests of our stockholders. We do not currently have a lead independent director.

To efficiently oversee the Company’s risks, the committees of the Board of Directors are delegated with oversight responsibility for particular areas of risk. For example, the Audit Committee oversees management of risks related to accounting, auditing and financial reporting and maintaining effective internal controls for financial reporting. The Nominating Committee oversees risks related to the effectiveness of the Board of Directors. The Compensation Committee oversees risks related to the Company’s executive compensation policies and practices.

MEETINGS OF THE BOARD OF DIRECTORS

In 2011, the Board of Directors held thirteen meetings and no director attended less than 75% of the aggregate number of meetings of the Board of Directors and any committee of which the director was a member. We do not have a policy with regard to directors’ attendance at annual meetings of stockholders.

BOARD COMMITTEES

Our Board of Directors has a Compensation Committee, a Nominating Committee and an Audit Committee.

Compensation Committee

The members of the Compensation Committee are Norman Creighton (chairman), Cathy Hendrickson and David Minella. The Compensation Committee met six times during 2011. Each of the current members of the Compensation Committee is considered “independent” under Section 303A.02 of the listing standards of the NYSE, as determined by our Board of Directors. The Compensation Committee operates under a written charter. The Compensation Committee charter can be found on our website at www.kennedywilson.com and can be made available in print free of charge to any stockholder who requests it.

The Compensation Committee has overall responsibility for evaluating and approving the Company’s compensation plans, policies and programs. The Compensation Committee evaluates the performance of the Chief Executive Officer and other executive officers and, based on such evaluation, reviews and approves the compensation of the Chief Executive Officer and other executive officers. The Compensation Committee may consult with the Chief Executive Officer regarding the amount or form of the compensation for the other executive officers. The Compensation Committee may also form and delegate responsibilities to subcommittees. The Compensation Committee also reviews and recommends to the full Board of Directors compensation of directors. The Compensation Committee administers our Amended and Restated 2009 Equity Participation Plan.

Nominating Committee

The purpose of the Nominating Committee is to, among other things, discharge the responsibilities of our Board of Directors relating to the appropriate size, functioning and needs of our Board of Directors, including, but not limited to, recruitment and retention of high quality board members and the composition and structure of committees of the Board of Directors. The Nominating Committee did not meet during 2011.

The members of the Nominating Committee are Cathy Hendrickson (chairman), Norman Creighton and David Minella. Each of the above-listed Nominating Committee members is considered “independent” under Section 303A.02 of the listing standards of the NYSE, as determined by our Board of Directors.

The Nominating Committee operates under a written charter. The Nominating Committee charter can be found on our website at www.kennedywilson.com and will be made available in print free of charge to any stockholder who requests it.

The Nominating Committee will consider director candidates recommended by security holders based upon the policies set forth in the Nominating Committee charter. Stockholders who wish to recommend to the Nominating Committee a candidate for election should send a letter to Kennedy-Wilson Holdings, Inc., 9701 Wilshire Blvd., Suite 700, Beverly Hills, CA 90212, ATTN: Nominating Committee. The letter must set forth certain biographical information regarding the nominees as specified in the Nominating Committee charter. Recommendations by security holders must be received no later than thirty (30) days after the end of the Company’s fiscal year.

Candidates will be reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of the Company’s stockholders. Although there are no specific minimum qualifications or any specific qualities or skills that the Nominating Committee believes that the potential nominees must have, the Nominating Committee considers and evaluates each candidate upon an assessment of certain criteria as set forth in the Nominating Committee charter. Although diversity may be a consideration in the nomination process, the Nominating Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees.

The Nominating Committee does not have a formal procedure for identifying or evaluating director nominees except as set forth in the Nominating Committee charter. A potential director nominee recommended by a security holder will not be evaluated any differently than any other potential nominee. Although it has not done so in the past, the Nominating Committee may retain search firms to assist in identifying suitable director candidates.

Audit Committee

The Audit Committee operates under a written charter. The Audit Committee charter can be found on our website at www.kennedywilson.com and will be made available in print free of charge to any stockholder who requests it.

The Audit Committee charter states that the responsibilities of the Audit Committee shall include, among other things, to assist the Board of Directors in monitoring (i) the integrity of the annual, quarterly and other financial statements of the Company, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the Company’s internal audit function and independent auditor and (iv) the compliance by the Company with legal and regulatory requirements. The Audit Committee also reviews and approves all related-party transactions and prepares the report required by the rules of the Securities and Exchange Commission, or the SEC, to be included in the Company’s annual proxy statement.

Pursuant to its charter, the Audit Committee meets at least quarterly. The Audit Committee met four times during 2011. The Company does not limit the number of audit committees of other Companies on which its Audit Committee members can serve.

The members of the Audit Committee are Norman Creighton (chairman), Cathy Hendrickson and David Minella. Each of the above-listed Audit Committee members is considered “independent” under Section 303A.02 of the listing standards of the NYSE, as determined by our Board of Directors.

Our Board of Directors has determined that we have at least one audit committee financial expert, as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), serving on our Audit Committee. Norman Creighton is the “audit committee financial expert” and is an independent member of our Board of Directors.

REPORT OF THE AUDIT COMMITTEE(1)

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the committee are “independent” as required by applicable listing standards of the NYSE. The Audit Committee operates pursuant to a charter that was approved by the Board of Directors. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of the oversight of the Company’s financial reporting process, the Audit Committee has reviewed and discussed the audited financial statements with management, the internal auditors and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committee, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. Finally, the Audit Committee has received written disclosures and the letter from the independent auditors, as required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based upon the reports, review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the year ended December 31, 2011 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC.

THE AUDIT COMMITTEE

Norman Creighton (Chairman)

Cathy Hendrickson

David Minella

(1)	The material in the Audit Committee report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

EXECUTIVE SESSIONS

Under the NYSE listing company manual, our non-management directors are required to hold regular executive sessions. The chairperson of the executive sessions is Norman Creighton. Interested parties may communicate directly with the presiding director of the executive session or with the non-management directors as a group, by directing such written communication to the Secretary of the Company, c/o Kennedy-Wilson Holdings, Inc., 9701 Wilshire Boulevard, Suite 700, Beverly Hills, CA 90212.

PROCESS FOR SENDING COMMUNICATIONS TO THE BOARD OF DIRECTORS

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors or any individual director must mail a communication addressed to the Secretary of the Company, c/o Kennedy-Wilson Holdings, Inc., 9701 Wilshire Boulevard, Suite 700, Beverly Hills, CA 90212. Any such communication must state the number of shares of Common Stock beneficially owned by the stockholder making the communication. All of such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom communication is directed unless the communication is clearly of a marketing nature or is inappropriate, in which case we have the authority to discard the communication or take appropriate legal action regarding the communication.

CODE OF ETHICS

Our Board of Directors has adopted a code of ethics that applies to our directors, officers and employees. A copy of the code of ethics is available on our website at www.kennedywilson.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our directors and executive officers are expected by our joint venture partners and permitted to co-invest with Kennedy Wilson on various joint venture investments, and in certain instances, may participate in the carried interest generated by such investments. The opportunity to co-invest is available to all of the senior Kennedy Wilson professionals and to certain of our employees whom we have determined have a status that reasonably permits us to offer them these types of investment opportunities in compliance with applicable laws. These investments are generally less than 10% of the total equity of the underlying investment.

The amount invested in our investment funds by our directors and executive officers (and their estate planning vehicles) during 2011 was $1,147,311.68, $16,085.33, $74,233.49, $169,850.58, $93,555.65, $4,624.27, and $324,740.62, for Messrs McMorrow, Mouton, Lyle, Schlesinger, Hart and Creighton and Ms. Ricks, respectively. The amount of distributions, including profits and return of capital to our directors and executive officers (and their estate planning vehicles) during 2011 was $874,454.85, $0, $26,561.53, $97,632.21, $66,785.21, $3,033.19, and $226,491.23, for Messrs McMorrow, Mouton, Lyle, Schlesinger, Hart and Creighton and Ms. Ricks, respectively.

As a result of issuing $250 million in aggregate principal amount of 8.75% Senior Notes due 2019 (the “Notes”) during 2012, the Company became subject to financial reporting associated with non-wholly owned subsidiary guarantors under the indenture governing the Notes. In order to reduce the burden associated with these reporting requirements, certain direct and indirect non-wholly owned subsidiaries of Kennedy-Wilson, Inc., a wholly-owned subsidiary of the Company, that are guarantors of the Notes, entered into agreements with (i) current and former employees of the Kennedy-Wilson, Inc. (“Executives”) and pooled investment vehicles owned by the executives (the “Executives Entities”), and/or (ii) unaffiliated third parties. The Executives Entities and the unaffiliated third parties were owners of an interest in non-wholly owned subsidiaries that are guarantors under the indenture governing the Notes. These subsidiaries held ownership interests in unconsolidated co-investment vehicles (each a “Fund Entity”). In the transactions, interests held in the subsidiaries were exchanged for interests in the Fund Entities. As a result of the transactions, each of the subsidiaries became a wholly-owned subsidiary of Kennedy-Wilson, Inc., and each of the Executives, the Executive Entities and unaffiliated third parties continues to hold an economic interest in the relevant Fund Entity that is economically equivalent to the interest held by it prior to such transactions. As a result of these transactions, the Company deconsolidated a balance of $7.0 million of non-controlling interests. The transactions to which executives are parties were approved by a special committee of the Board of Directors of the Company that was comprised solely of independent directors.

In addition, K-W Properties, a subsidiary of Kennedy-Wilson, Inc., entered into agreements with another executive entity and certain unaffiliated third parties to acquire the outstanding non-controlling interests in two non-wholly owned subsidiaries. The consideration payable to the executive entity in exchange for their membership interest in the non-wholly owned subsidiary is $1.1 million and was included in accrued expenses and other liabilities in the Company’s balance sheet as of December 31, 2011. The consideration payable to unaffiliated third parties for their membership interests in the non-wholly owned subsidiaries was for an aggregate amount of $2.4 million. The transactions were approved by a special committee of the Board of Directors of the Company that was comprised solely of independent directors

During the year ended December 31, 2011, a noncontrolling entity comprised of the Company’s executives co-invested $2.8 million with the Company to invest in the ordinary stock of the Bank of Ireland. During the year ended December 31, 2011, the stock was distributed to the executives.

During the years ended December 31, 2011 and 2010, a noncontrolling entity comprised of the Company’s executives co-invested $1.7 million and $1.3 million with the Company for the acquisition of new joint venture investments. During 2011, $0.3 million was distributed to the executives from the joint venture investments.

During the years ended December 31, 2011 and 2010, in connection with the acquisition of third-party partners’ ownership interest in various joint venture investments, the Company acquired the interests of various related party entities consisting of management and directors of the Company for their net investments totaling $0.1 million and $3.0 million, respectively.

On May 21 and June 8, 2010, we issued an aggregate of 100,000 shares of Series A Preferred Stock to certain affiliates of Fairfax Financial Holdings Limited (“Fairfax”) for a purchase price of $1,000 per share or a total of $100,000,000. In addition, on August 11, 2010, we issued an aggregate of 32,550 shares of Series B Preferred Stock to certain affiliates of Fairfax for a purchase price of $1,000 per share or a total of $32,550,000. In connection with the offering of Series B Preferred Stock, Fairfax was given the right to designate one person to be elected to the Company’s Board of Directors. Mr. Zax is Fairfax’s Board Designee. In addition, Mr. Zax is the Non-Executive Chairman and President of Zenith National Insurance Corp., a subsidiary of Fairfax. Zenith National Insurance Corp. purchased 10,000 shares of Series A Preferred Stock in the offering. Additionally, Fairfax and Kennedy-Wilson have formed a new joint venture platform in which Fairfax has committed $250 million of capital to be invested over a three-year period. As of December 31, 2011, Fairfax has contributed $223 million of capital to three joint ventures. On June 28, 2011, we entered into a securities purchase agreement with Fairfax and other third parties pursuant to which Fairfax purchased 400,000 shares of the Company’s common stock issued in a private placement at a price of $10.70 per share.

Kulik, Gottesman, Mouton & Siegel LLP received approximately $329,000 in legal fees for the year ended December 31, 2011. Kent Mouton, our director and general counsel, was a partner with Kulik, Gottesman, Mouton & Siegel LLP and held a 25% interest in the firm until October 1, 2011, on which date he became our general counsel.

Solomon, Winnett & Rosenfield, Certified Public Accountants, Inc. received approximately $198,000 in income tax service fees for the year ended December 31, 2011. Jerry Solomon, our director, is a principal of Solomon, Winnett & Rosenfield, Certified Public Accountants, Inc. and holds a 20% interest in the firm.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based solely upon our review of the Forms 3 and 4 and amendments thereto furnished to us during the fiscal year ended December 31, 2011, and Forms 5 and amendments thereto furnished to us with respect to the fiscal year ended December 31, 2011, we believe that, during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were met in a timely manner.

EXECUTIVE COMPENSATION

The following discussion sets forth certain information regarding our executive compensation. Unless specifically noted or the context provides otherwise, as used throughout this section, “we,” “our,” “us” or the “Company” and the disclosures relating to executive compensation refer to Kennedy-Wilson, Inc. and its subsidiaries prior to, and Kennedy-Wilson Holdings, Inc. and its subsidiaries subsequent to, the closing of the merger between the Company and Kennedy-Wilson, Inc., which was consummated on November 13, 2009.

Compensation Discussion and Analysis

I. Executive Summary

We are an international real estate investment and services firm with 23 offices throughout the U.S., United Kingdom, Ireland and Japan. We offer a comprehensive array of real estate services including auction, conventional sales, property services and investment management. Through our fund management and separate account businesses, we are a strategic investor in real estate investments in the U.S., United Kingdom, Ireland and Japan. The objective of our executive compensation program is to pay our executive officers a competitive level of compensation that best reflects individual performance, overall responsibility to us, and our performance and the performance of our business units.

Pay for Performance

Pay for performance is an important component of our compensation philosophy. Consistent with this focus, our compensation program includes annual bonuses and long-term incentive compensation.

Under our annual bonus plan, we determine the overall size of our bonus pool based on an overall Company performance metric and then a portion of such pool is allocated to our executive officers based on their relative levels of contribution as determined by the Compensation Committee in its sole discretion. In 2011, our bonus pool was based on 20% of adjusted EBITDA, as discussed in detail below in the section entitled “Elements of Compensation—Annual Bonus.”

Pursuant to our long-term incentive program, we provide periodic grants to our executive officer, including grants of performance-based restricted stock in 2009 and the grants in 2012 that are contingent on stockholder approval of the Amended and Restated 2009 Equity Participation Plan.

During 2011, the Company focused on growing its book equity and international operations through strategic acquisition and investment activity. Accomplishments for 2011 included, among other things, the following:

•    Balance sheet

•	The Company’s book net worth increased by 37% to $410 million at December 31, 2011 from $300 million as of December 31, 2010.

•

The Company’s investment account (Kennedy Wilson’s equity in real estate, loan investments, and marketable securities) increased by 60% to $583 million at December 31, 2011 from $364 million as of December 31, 2010.

•	The Company increased its year-end cash position by 147% to $116 million as of December 31, 2011 from $47 million as of December 31, 2010.

•    Operating Metrics

•	The Company achieved an Adjusted EBITDA of $71 million for FY 2011: this was the best year in the Company’s history versus an Adjusted EBITDA in FY 2010 of $58 million, an increase of 22%.

•	The Company’s services segment Adjusted EBITDA for FY 2011 increased by 171% to $26 million from $9 million for FY 2010.

•	The Company’s investments segment Adjusted EBITDA for FY 2011 decreased by 6% to $53 million from $56 million for FY 2010.

Capital Markets—Significant achievements included: completing the Company’s first public debt offering; issuing $250 million of senior notes; completing two stock offerings, raising gross proceeds of approximately $127 million; and refinancing $838 million of property level debt.

Acquisition Program—Significant achievements included: closing $3.1 billion of real estate and real estate related debt acquisitions through direct, joint venture and loan participation investments; acquiring (along with our equity partners) the largest apartment building by units on the West Coast; acquiring (along with our equity partners) the largest loan portfolio in Europe in the current cycle (UK-based loan pool with $2.2 billion in unpaid principal balance); and acquiring (along with our equity partners) the largest multi-tenant office portfolio in Los Angeles.

Service Business—Management and leasing fees increased by 27% to $27 million for FY 2011 from $21 million for FY 2010; commissions increased by 156% to $30 million for FY 2011 from $12 million for FY 2010; assets under the Company’s management totaled approximately $11.8 billion as of December 31, 2011 as compared to $7.0 billion as of December 31, 2010, a 69% increase year over year; and we achieved approximately $215 million of sales via auction and conventional sales in 2011.

United Kingdom and Ireland—In June 2011, Kennedy Wilson established offices in Dublin, Ireland and London, England. Today, the operations in the United Kingdom and Ireland are home to 22 team members. Significant achievements in Europe included: securing a contract to manage assets, located primarily in Western Europe, with an estimated value of approximately $2.3 billion; sourcing and acting as an advisor on the $1.5 billion equity investment in the Bank of Ireland; and acquiring, with our equity partners, a UK-based loan portfolio with $2.2 billion in unpaid principal balance.

Japan—Significant achievements included: maintaining 95% occupancy in 50 apartment buildings with over 2,400 units; refinancing more than $186 million of property level debt; and distributing over 36 million to the Company and our partners since September 2010.

Stockholder Interest Alignment

We believe that our long-term incentive compensation program is strongly aligned with the long-term interests of our stockholders. We have provided periodic grants of long-term incentives to our executive officers, including grants of performance-based restricted stock in 2009 and grants in 2012 that are contingent on stockholder approval of the Amended and Restated 2009 Equity Participation Plan, in order to align compensation with stockholder interests by encouraging retention and long-term performance.

Good Governance

In furtherance of our objective of implementing policies and practices that are mindful of the concerns of our stockholders, the Compensation Committee is comprised solely of independent directors, and the Compensation Committee retained an independent compensation consultant to provide it with advice on matters related to executive compensation and non-employee director remuneration.

We consider best practices in designing our executive compensation. Consistent with such best practices, we:

•	Do not provide supplemental retirement benefits to our executive officers;

•	Maintain incentive compensation plans that do not encourage undue risk taking and are intended to align executive rewards with annual and long-term performance; and

•	Do not provide tax gross-up payments under Section 280G of the Internal Revenue Code of 1986, as amended (the “Tax Code”) on severance and change in control pay for any executive officers.

II. Named Executive Officers

As required by SEC rules, the following compensation discussion explains compensation decisions with respect to those executive officers who constitute our “Named Executive Officers” (“NEOs”) under SEC rules. These rules provide that the NEOs are the principal executive officer, the principal financial officer, and the three most highly compensated executive officers other than the principal executive officer and the principal financial officer. For 2011, our NEOs were the following (titles are those at year end):

William J. McMorrow	Chairman and Chief Executive Officer
Freeman A. Lyle(1)	Executive Vice President and Chief Financial Officer
Mary Ricks	President and CEO, Kennedy Wilson Europe
Robert E. Hart	President, KW Multi-Family Management Group
Barry S. Schlesinger	Chief Administrative Officer

(1)	Effective as of April 9, 2012, Freeman A. Lyle ceased to be the Company’s Chief Financial Officer and Justin Enbody was named Chief Financial Officer of the Company.

III. Executive Compensation Philosophy and Objectives

Our core compensation philosophy has been to pay our executive officers a competitive level of compensation that best reflects individual performance, overall responsibility to us, and our performance and the performance of our business units.

This philosophy was implemented for the NEOs through a combination of base salary, the opportunity to earn bonuses, long-term incentives and executive benefits. Our Compensation Committee determines the compensation of all of the NEOs. In this process it receives input as necessary and appropriate from Company management, including the Chief Executive Officer and the Chief Administrative Officer. The Compensation Committee has retained an independent compensation consultant, Frederic W. Cook & Co., Inc. (“Cook”) to advise it in connection with its responsibilities. During 2011, Cook provided advice to the Compensation Committee with respect to several executive compensation issues, including consulting with respect to long-term incentives and the structure of the annual bonus plan applicable to executive officers.

In connection with the implementation of its compensation philosophy, the Compensation Committee periodically evaluates the Company’s compensation practices in order to determine if the risks arising from such practices are reasonably likely to have a material adverse impact on the Company. The Compensation Committee conducted such an evaluation in 2011 and concluded that the practices were not reasonably likely to have such an impact. In reaching this conclusion, the Compensation Committee considered the structure of the Company’s short and long-term incentive compensation plans (both of which are described below) and noted, among other factors, the fact that restricted stock grants to senior executives tie a significant portion of compensation to the long-term success of the Company, and that the annual bonus plan is not mechanical in nature because, after the Compensation Committee has determined the overall size of any bonus pool, the portion of such pool allocated to an employee is based on both a quantitative and qualitative evaluation of that employee’s achievements in the sole discretion of the Compensation Committee.

IV. Elements of Compensation

With respect to the Company’s NEOs, the three primary elements of compensation are base salary, annual bonuses and long-term incentives. As will be discussed below, long-term incentives became a significant element of executive compensation for our NEOs beginning in 2009 in connection with Kennedy-Wilson, Inc.’s becoming a public company through its November 13, 2009 merger with Prospect Acquisition Corp. (which was then renamed Kennedy-Wilson Holdings, Inc.). Grants of restricted stock were issued in connection with the merger to the NEOs and compensation decisions in 2011 primarily focused on base pay and bonuses for the NEOs. Reflecting the Compensation Committee’s view that the Company’s real estate activities and its manner of operations are not readily comparable to other companies of a similar size in the real estate industry, in determining the overall amounts of compensation to be awarded the NEOs and the relative portion of compensation to be divided between base pay, bonus, and long-term incentives, the Compensation Committee does not adhere to a specific formula or aim to set compensation at a specified level as compared to specific benchmarking or survey data. Thus, in 2011, the Compensation Committee set base pay levels based on the Compensation Committee’s conclusions as to what constituted appropriate levels of base pay taking into account the Compensation Committee’s conclusions as to competitive levels of base pay and a desire to set levels of base pay that were internally equitable. Similarly, as explained below, in 2011 bonus levels were set by first determining an appropriate overall bonus pool for Company employees and then allocating that pool among the NEOs in a manner that reflected their relative levels of contribution as determined by the Compensation Committee in its sole discretion.

A. Base Salary

Base salary is set to attract and retain executive talent taking into consideration competitive market conditions with respect to comparable companies. Base salary is determined by the level of the position within the Company and the individual’s current and sustained performance results. Base salary for all NEOs, is set by the Compensation Committee, taking into account input as appropriate from the Chief Executive Officer.

In determining the appropriate level of base salary for NEOs, a number of considerations may be taken into account. Historically, the following are some of the most important factors that have been considered: the number of employees supervised by the officer; the effort expended by the officer in soliciting and bringing new business or capital investments to his or her business unit; the extent to which the officer’s business unit generated new business or new capital; the travel demands placed upon the officer; and the extent to which the officer engaged in investor relation activities. While these factors are critical to our success, many of them cannot be evaluated quantitatively, so a portion of the evaluations by the Compensation Committee are subjective.

The Chief Executive Officer did not recommend and the Compensation Committee did not consider any salary adjustments for any NEO. With respect to these NEOs, the Compensation Committee considered current base salaries to be competitive and determined that no other factors would have made salary modifications appropriate for 2011.

B. Annual Bonus

Our Compensation Committee believes that annual bonuses should play a primary role in motivating executives to undertake efforts that provide increases in company value and that executive officers should be potentially eligible for bonuses that are a significant percentage of base pay and, in the case of the most senior officers, may be a multiple of base pay. The Compensation Committee believes that individual contributions and the financial performance of an NEO’s business unit should be a critical component of his or her bonus calculation and overall Company performance should be factored into the bonus methodology for all NEOs. For 2011, the Compensation Committee determined that overall company results would be used to determine the size of a bonus pool and the bonus pool would be allocated among all employees by taking into account their individual contributions and the success of their business units.

As the first step in implementing this concept, the Compensation Committee awarded performance units under our 2009 Equity Participation Plan in March 2011 to Messrs. McMorrow, Hart and Schlesinger and Ms. Ricks, each of whom are subject to Section 162(m) of the Tax Code (performance units were not awarded to Mr. Lyle, who is not subject to Section 162(m), because Section 162(m) does not apply to a company’s chief financial officer). Section 162(m) generally limits the corporate compensation deduction for a covered employee to $1 million, with an exception for payments that are considered “performance-based” compensation as defined in Section 162(m). The performance units were structured to be “performance-based” compensation. The performance units awarded to Messrs. McMorrow, Hart and Schlesinger and Ms. Ricks entitled them to a specified percentage of a bonus pool based on Company income. Specifically, the 2011 bonus pool was based on adjusted EBITDA, which was defined as GAAP net income or loss prior to subtraction of the bonus pool, but then adjusted by (1) adding back/subtracting income tax expense/benefit, (2) adding back charges for stock-based compensation, non-cash charges for depreciation and amortization, and interest expense (including the Company’s share of unconsolidated amounts), and (3) excluding extraordinary items. The number of performance units awarded to Messrs. McMorrow, Hart and Schlesinger and Ms. Ricks was determined by multiplying the 2011 bonus pool by a set percentage for the respective executive; provided that the Compensation Committee retained complete discretion to decrease the bonus awarded to each participant to such lesser number as it considered appropriate.

In March 2012, the Compensation Committee met to review Company performance, compute the final size of the bonus pool and determine bonuses for the NEOs and other corporate employees. It was determined that the final 2011 bonus pool would be based on 20% of adjusted EBITDA, as discussed in the preceding paragraph, which totaled $83,777,000 for 2011. The Compensation Committee then determined the portion of this pool to be paid the NEOs. In the case of Messrs. McMorrow, Hart and Schlesinger and Ms. Ricks, each of whom were awarded performance units, the bonus amount payable pursuant to the original terms of the performance unit was reduced to be equal to the amount finally determined by the Compensation Committee in its sole discretion. In the case of Mr. Lyle, the bonus amount payable to him was determined entirely by the Compensation Committee in its sole discretion. In deciding upon the amount of bonuses to be paid each NEO, the Compensation Committee did not focus on one particular factor, but, consistent with the rationale for using an overall bonus pool, initially focused on overall Company performance and then evaluated each NEO’s contribution to that performance. In this regard, the Compensation Committee determined that 2011 was a very successful year for the Company. Particular factors that the Compensation Committee took into account in this regard with respect to 2011 performance were: the Company’s expansion of its international operations through strategic acquisition and investment activity; the Company’s strengthened balance sheet; the Company’s improved operating metrics; the Company’s success in 2011 in raising capital and its robust acquisition program; the significant expansion and high occupancy rates with respect to the Company’s multifamily platform; reductions in the cost of mortgage debt and successful access to debt financing; and significant expansion of the Company’s service businesses. Based on these factors and the Compensation Committee’s qualitative evaluation of the NEO’s contributions to these factors, as well as their individual performance and, where applicable, the performance of their business units, the Compensation Committee awarded the following bonuses: Mr. McMorrow—$3.74 million; Ms. Ricks—$2.74 million; Messrs. Hart and Schlesinger—$840,000; and Mr. Lyle—$125,000.

C. Bonus Arrangements for 2012

In March 2012, the Compensation Committee met to consider bonus arrangements for the NEOs for 2012. The Compensation Committee again determined that the overall maximum bonus payable to an NEO should be based upon overall Company financial performance, subject to the Compensation Committee’s complete discretion to make individual downward adjustments to the maximum bonus to reflect individual performance, performance of the executive’s bonus unit, and other appropriate factors. In order to implement this concept and to provide for bonuses that are intended to be deductible as performance-based compensation under section 162(m) of the Tax Code, certain executive officers were awarded performance units in March 2012, the value of which will be dependent on the overall Company adjusted EBITDA for 2012.

D. Long-Term Incentive Compensation

During 2011, the source of long-term incentives for the NEOs continued to be grants of restricted stock they received upon the closing of the merger in 2009 and, for Messrs. Schlesinger and Hart, certain other restricted stock grants they received subsequent to the merger in 2010 as described below. In general, the Compensation Committee concluded that such restricted stock awards and their multi-year vesting were adequate long-term incentives and additional awards were not necessary in 2011.

2009 Restricted Stock Grant. On November 13, 2009, Mr. McMorrow and Ms. Ricks were each granted 556,875 restricted shares and Mr. Lyle, Mr. Schlesinger and Mr. Hart were each granted 77,344 restricted shares. Under the terms of the restricted stock award agreements, the restricted shares are scheduled to vest in equal installments over a five year period from the date of grant if on each of the first, second, third, fourth and fifth anniversaries of the date of grant: (i) the total acquisition cost of assets owned or managed on behalf of third parties by the Company (Gross Assets Under Management) meets certain targets as of such vesting date and (ii) the grantee is an employee of the Company or its subsidiaries as of such vesting date. The agreements further provide that, if the grantee remains employed until a vesting date, but the Gross Assets Under Management target is not met, the shares shall nevertheless become vested if the Gross Assets Under Management target is met as of a subsequent vesting date. Also, the agreements further provide that the Gross Assets Under Management target may be increased and additional vesting requirements may be provided for annually in the Company’s sole discretion upon written notice to the grantee. The applicable vesting date and corresponding target Gross Assets Under Management for the five year period from the date of grant are summarized below. Based on the Company’s actual performance, the target Gross Assets Under Management as of November 13, 2010 and November 13, 2011 were achieved.

Vesting Date of Restricted Shares Granted as of November 13, 2009	Target Gross Assets Under Management
November 13, 2010	$3.00 billion
November 13, 2011	$3.30 billion
November 13, 2012	$3.63 billion
November 13, 2013	$3.99 billion
November 13, 2014	$4.39 billion

Notwithstanding the foregoing, if the engagement of a grantee who is an employee or consultant of the Company or its subsidiaries is terminated by the Company or its subsidiaries without Cause or by the grantee for “Good Reason”, the requirement that the grantee be engaged by the Company or its subsidiaries as of each vesting date shall no longer apply going forward, so that, assuming the target Gross Assets Under Management is met as of a particular vesting date, all restricted shares subject to vesting as of such vesting date shall thereupon become fully vested. In addition, in the event of a “Change of Control” as defined in the 2009 Equity Participation Plan, any unvested restricted shares of Common Stock that have not previously been forfeited will become vested, subject to certain limitations.

As used herein, “Good Reason” means the voluntary termination of the engagement of the grantee with the Company or its subsidiaries within 6 months of the Company or the Company’s subsidiaries: (1) instructing the grantee to provide services full-time or substantially full-time at any location not acceptable to the grantee (other than the Company’s main headquarters) that is more than 50 miles from the grantee’s principal place of work and more than 50 miles from the grantee’s principal residence; (2) eliminating or materially reducing the grantee’s duties with the Company or the Company’s subsidiaries or (3) materially reducing the grantee’s base pay (or base compensation). “Cause” has the meaning set forth in the grantee’s employment agreement or similar agreement with the Company or its subsidiaries, or if no such agreement exists, then “Cause” means the occurrence of any of the following events: (A) intentional failure to perform reasonably assigned duties, (B) dishonesty or willful misconduct in the performance of the grantee’s duties, (C) involvement in a transaction which is materially adverse to the Company or its subsidiaries, (D) breach of fiduciary duty involving personal profit, (E) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), (F) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company or its subsidiaries, or (G) material breach of any provision of the 2009 Equity Participation Plan or the restricted stock award agreement or any other written agreement between the grantee and the Company or its subsidiaries, in each case as determined in good faith by the Board, the determination of which shall be final, conclusive and binding on all parties.

2010 Restricted Stock Grant. In connection with Mr. Schlesinger becoming the Chief Administrative Officer of the Company in 2010 (in addition to him continuing to be primarily responsible for the portfolio management activities of the Commercial Investment Group), the Committee determined in March 2010 that a grant of 50,000 shares of restricted stock scheduled to vest in generally the same manner as described above for the restricted stock awards granted to the NEOs in 2009 was appropriate. In May 2010, Mr. Hart was granted 8,000 shares of restricted stock scheduled to vest in generally the same manner as described above for the restricted stock awards granted to the NEOs in 2009 due to the success of the Mercury transaction for which he was responsible for sourcing and closing, his contribution to KW Multi-Family Management Group, LLC and his efforts in capital raising for the Company. In particular, under the terms of the restricted stock award agreements with Messrs. Schlesinger and Hart, the restricted shares are scheduled to vest in equal installments over a five year period from the date of grant if on each of the first, second, third, fourth and fifth anniversaries of the date of grant: (i) the Gross Assets Under Management target is met in the same manner as described above for the restricted stock awards granted to the NEOs in 2009 as of the November 13 immediately preceding such vesting date and (ii) the grantee is an employee of the Company or its subsidiaries as of such vesting date.

2012 Restricted Stock Grant. In January 2012, the Compensation Committee approved long-term incentive grants to the NEOs in the form of restricted stock awards under the Amended and Restated 2009 Equity Participation Plan, contingent on stockholder approval of the Amended and Restated 2009 Equity Participation Plan, in the following amounts that are scheduled to vest over five years: Mr. McMorrow—800,000 shares; Ms. Ricks—650,000 shares; Mr. Schlesinger—300,000 shares; Mr. Hart—125,000 shares; and Mr. Lyle—25,000 shares. Under the terms of the restricted stock award agreements, the restricted shares are scheduled to vest according the following schedule:

•

10% of the restricted shares will vest upon the occurrence of both (i) the grantee being an employee of the Company or its subsidiaries (or, in the case of a consultant, the grantee continues to provide services) as of January 26, 2013, and (ii) our Return on Equity (as defined below) equaling or exceeding the Performance Goal (as defined below) for our fiscal year ending December 31, 2012;

•

10% of the restricted shares will vest upon the occurrence of both (i) the grantee being an employee of the Company or its subsidiaries (or, in the case of a consultant, the grantee continues to provide services) as of January 26, 2014, and (ii) our Return on Equity equaling or exceeding the Performance Goal for our fiscal year ending December 31, 2013;

•

10% of the restricted shares will vest upon the occurrence of both (i) the grantee being an employee of the Company or its subsidiaries (or, in the case of a consultant, the grantee continues to provide services) as of January 26, 2015, and (ii) our Return on Equity equaling or exceeding the Performance Goal for our fiscal year ending December 31, 2014;

•

10% of the restricted shares will vest upon the occurrence of both (i) the grantee being an employee of the Company or its subsidiaries (or, in the case of a consultant, the grantee continues to provide services) as of January 26, 2016, and (ii) our Return on Equity equaling or exceeding the Performance Goal for our fiscal year ending December 31, 2015; and

•

60% of the restricted shares will vest upon the occurrence of both (i) the grantee being an employee of the Company or its subsidiaries (or, in the case of a consultant, the grantee continues to provide services) as of January 26, 2017, and (ii) our Return on Equity equaling or exceeding the Performance Goal for our fiscal year ending December 31, 2016.

The award agreements further provide that, if the grantee remains employed until a vesting date, but the Performance Goal target is not met, the shares will nevertheless become vested if the Performance Goal target is met as of a subsequent vesting date; provided, that if any of the vesting requirements are not satisfied as of January 26, 2017, all unvested restricted shares will be immediately forfeited as of such date. In addition, the award agreements provide that the Performance Goal target may be increased and additional vesting requirements may be provided for annually in the Compensation Committee’s sole discretion upon written notice to the grantee.

Notwithstanding the foregoing, if the employment of a grantee who is an employee or the status or engagement of a grantee who is a consultant of the Company or its subsidiaries is terminated by the Company or its subsidiaries without “Cause” or by the grantee for “Good Reason” (each as defined in the award agreement) (a “Qualifying Termination”), the Compensation Committee may, in its sole discretion, provide that the requirement that the grantee be employed by or rendering services to the Company or its subsidiaries as of each vesting date shall no longer apply going forward, so that, assuming the Performance Goal target is met as of a particular vesting date, all restricted shares subject to vesting as of such vesting date shall thereupon become fully vested; provided, however, that such vesting provision shall apply automatically upon a termination by reason of the grantee’s death or disability. If a Qualifying Termination occurs within 12 months after the occurrence of a “Change of Control” (as defined in the Amended and Restated 2009 Equity Participation Plan), any then unvested restricted shares will automatically become fully vested as of the date of such termination.

The award agreements provide the grantee with the right to receive any dividends declared on the Common Stock with respect to 50% of the restricted shares, consisting of the restricted shares that are scheduled to vest upon satisfaction of the applicable Performance Goal on each 26th day of January 2013, 2014, 2015, 2016 and 1/6th of the 60% of those scheduled to vest on January 26, 2017. Any dividends declared on the Common Stock with respect to the remaining 50% of the unvested restricted shares that are subject to vesting upon satisfaction of the applicable Performance Goal on January 26, 2017 will not be paid to the grantee on a current basis, but will accumulate and be paid to the grantee on such date (if any), and only to the extent, that the underlying restricted shares vest.

For purposes of the award agreements:

•	“Cause” and “Good Reason” have the same meanings as set forth in the restricted stock award agreements for the 2009 Restricted Stock Grant as described above.

•	“Performance Goal” means the average of (i) ten percent (10%) and (ii) the percentage equal to the yield on the ten (10)-year U.S. Treasury Note plus a risk premium of 500 basis points.

•

“Return on Equity” means the ratio of Adjusted EBITDA (as defined in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission) to tangible book equity (calculated as shareholders’ equity less goodwill in accordance with generally accepted accounting principles) for the applicable Company’s fiscal year ending December 31.

In deciding to grant long-term incentive awards to the NEOs in 2012, the Compensation Committee sought to align the long-term goals of the NEOs with those of our stockholders, increase stockholder value by rewarding return on equity and connecting wealth accumulation to performance, and provide a strong incentive for the NEOs (who are considered critical to the success of the Company) to remain employed throughout the five-year vesting period. The Compensation Committee also considered that the NEOs had not received significant long-term incentive grants since 2009 in connection with the merger. During this process, the Compensation Committee consulted with Cook which provided compensation data to the Compensation Committee with respect to a peer group that the Compensation Committee considered in designing the long-term incentive awards, consisting of the following eight real estate and financial services companies: Cowen Group, Inc., Douglas Emmett Inc., Fortress Investment Group LLC, JMP Group Inc., Jones Lang LaSalle Incorporated, KBW Inc., Northstar Realty Finance Corp. and Piper Jaffray Companies. The Compensation Committee believes that the Company’s business model is different from most other public companies in the real estate area which has led to the selection of a peer group that is a less close fit (in terms of business model and size) than is typical. While the Compensation Committee considered the peer group in establishing the long-term incentive awards for 2012, the Compensation Committee did not aim to set compensation at a specified level as compared to the companies in the peer group. The Compensation Committee concluded that the restricted stock grants to the NEOs in 2012 were appropriately sized, contained a performance metric that aligned the interests of stockholders and management, required a challenging level of performance, and contained a vesting schedule that promotes retention of the NEOs and creates incentive for them to continue to contribute to stockholder value over the long term.

E. Other Executive Benefits

NEOs are entitled to employee benefits generally available to all full time employees (subject to fulfilling any minimum service period). These employee benefits include, among other things, vacation and health and welfare benefits generally available to all employees. We believe these benefits are generally competitive with those offered by similar companies in the markets in which we operate.

The Company’s employees, including the NEOs participate in a tax-qualified 401(k) plan, pursuant to which the Company may match a certain portion of employee contributions. The Company may annually match 50% of employee contributions to the plan, limited to employee contributions equal to 4% of compensation, but not to exceed $1,500 for any participant.

The Chief Executive Officer receives certain additional benefits, which include a car allowance of $18,000 and the use of certain club memberships that are maintained by the Company for business purposes only. Further details regarding these benefits are contained in the summary compensation table and accompanying footnotes. These benefits are provided because the Compensation Committee has concluded that they are generally competitive with those provided to comparable executives or provide benefits to the Company which are appropriate in light of their cost.

F. Employment Agreements

During 2011, the Company was a party to employment agreements with certain NEOs. Additional information regarding the employment agreements of the NEOs may be found under the subheadings below “Termination and Change in Control Benefits.”

Mr. McMorrow. As amended effective February 1, 2009, the employment agreement in effect with Mr. McMorrow provides for base salary of $950,000, a bonus at the sole discretion of the Compensation Committee, and insurance coverages and other benefits generally available to officers. In addition, Mr. McMorrow’s agreement provides for entrance fees and monthly dues for two country clubs, including one in the U.S. and one in Japan which were for business use only in 2011. The term of Mr. McMorrow’s agreement extends through December 31, 2019. In 2009, Mr. McMorrow received a $2.0 million signing bonus in connection with the execution of this agreement. In connection with the merger, Mr. McMorrow’s employment agreement was amended to provide for cash payments on October 15, 2009, April 1, 2010, and January 1, 2011 (this last payment of $4.25 million was subsequently voluntarily waived). The amendment also provided for a note forgiveness that occurred in 2009 and for the grant of 556,875 shares of restricted stock in 2009 upon the terms and conditions set forth above.

Ms. Ricks. Ms. Ricks entered into an employment agreement with Kennedy-Wilson, Inc. effective February 1, 2009. The term of Ms. Rick’s agreement extends through January 31, 2014. The employment agreement provides for base salary of $600,000 (increased to $750,000 in 2010), a bonus at the sole discretion of the Compensation Committee, and other benefits generally available to its employees. Ms. Ricks received a $1.0 million signing bonus in connection with the execution of this agreement. In connection with the merger, Ms. Ricks’ employment agreement was amended to provide for cash payments on October 15, 2009, April 1, 2010 and January 1, 2011 (this last payment of $1.0 million was subsequently voluntarily waived). The amendment further provided for the grant of 556,875 shares of restricted stock in 2009 upon the terms and conditions set forth above.

V. 2011 Advisory Vote on the Compensation of Named Executive Officers

In June 2011, we provided stockholders an advisory vote to approve the compensation of our named executive officers (the say-on-pay proposal). At our 2011 Annual Meeting of Stockholders, our stockholders overwhelmingly approved the compensation of our named executive officers, with over 95% of the votes cast in favor of the say-on-pay proposal. The Compensation Committee believes this affirms the stockholders’ support of our approach to executive compensation, and did not change its approach in 2011. The Compensation

Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for the named executive officers. In addition, when determining how often to hold future say-on-pay proposals to approve the compensation of our named executive officers, the Board took into account the strong preference for a triennial vote expressed by our stockholders at our 2011 Annual Meeting, with over 71% of the votes cast in favor of a triennial vote. Accordingly, the Board determined that we will hold a say-on-pay proposal to approve the compensation of our named executive officers every three years.

VI. Tax and Accounting Considerations

As a general matter, the Compensation Committee takes into account the various tax and accounting implications of the compensation vehicles employed by the Company.

A. Tax Code Section 162(m)

Section 162(m) of the Tax Code limits the deductibility of compensation paid to certain of our executive officers. To qualify for deductibility under Section 162(m), compensation in excess of $1,000,000 paid to our named executive officers (other than our chief financial officer who is not subject to Section 162(m)) during any fiscal year generally must be “performance-based” compensation as determined under Section 162(m). Compensation generally qualifies as performance-based if, among other requirements, it is payable only upon the attainment of pre-established, objective performance goals based on performance criteria that have been approved by our stockholders, and the committee of our Board that establishes and certifies the attainment of such goals consists only of “outside directors.” All members of our Compensation Committee qualify as outside directors.

The Compensation Committee takes into account Section 162(m) in establishing compensation of our executive officers to preserve deductibility to the greatest extent possible. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers competitively and in a manner commensurate with performance. In addition, the Compensation Committee reserves the right to use its judgment to award compensation to our executive officers that may be subject to the deduction limit when the Compensation Committee believes that such compensation is appropriate, consistent with the Compensation Committee’s philosophy and in our and our stockholders’ best interests.

B. ASC Topic 718

Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”) requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock-based compensation are accounted for under ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. As accounting standards change, we may revise certain programs to appropriately align the cost of our equity awards with our overall executive compensation philosophy and objectives.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:	Norman Creighton, Chairman
Cathy Hendrickson
David Minella
Members of the
Compensation
Committee

Notwithstanding anything to the contrary set forth in any Company filings under the Securities Act or the Exchange Act that incorporate other filings, including this proxy statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee was established on November 13, 2009 and consists of Norman Creighton (Chairman), Cathy Hendrickson and David Minella. Mr. Minella served as predecessor’s Chief Executive Officer and Chairman of Prospect Acquisition Corp. prior to the consummation of the merger between its wholly owned subsidiary and Kennedy-Wilson, Inc. on November 13, 2009. No other member of the Compensation Committee is (or ever was) an officer or employee of the Company or any of its subsidiaries. There are no Compensation Committee interlocks as defined by applicable SEC rules.

Compensation Policies and Practices As They Relate to the Company’s Risk Management

The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

2011 Executive Compensation Information

2011 Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of our NEOs for the years ended December 31, 2011, 2010 and 2009.

Name and Principal Position	Year	Salary	Bonus	Stocks Awards(1)		Option Awards(1)	Non- Equity Incentive Plan Compansation		Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
William J. McMorrow	2011	$950,000	$—	$—		$—	$3,740,000		$—	$19,500	(2)	$4,709,500
Chairman and Chief Executive Officer	2010	$950,000	$—	$—		$—	$4,925,000	(3)	$—	$19,500	(2)	$5,894,500
	2009	$950,000	$6,850,000	$2,490,094	(4)	$2,173,500	$—		$—	$4,600,080	(2)	$17,063,674

Freeman A. Lyle	2011	$450,000	$125,000	$—		$—	$—		$—	$1,500	(5)	$576,500
Executive Vice President and Chief Financial Officer	2010	$450,000	$125,000	$—		$—	$—		$—	$1,500	(5)	$576,500
	2009	$450,000	$115,000	$360,632	(4)	$289,800	$—		$—	$41,500	(5)	$1,256,932

Mary Ricks	2011	$750,000	$—	$—		$—	$2,740,000		$—	$—		$3,490,000
President and CEO, Kennedy Wilson Europe	2010	$690,625	$—	$—		$—	$3,000,000	(6)	$—	$—		$3,690,625
	2009	$600,000	$3,000,000	$2,490,094	(4)	$2,173,500	$—		$—	$300,750	(7)	$8,564,344

Robert E. Hart	2011	$600,000	$—	$—		$—	$840,000		$—	$1,500	(8)	$1,441,500
President, KW Multi- Family Management Group	2010	$600,000	$—	$91,120	(4)	$—	$900,000		$—	$1,500	(8)	$1,592,620
	2009	$600,000	$175,000	$—		$1,449,000	$5,304	(9)	$—	$201,500	(8)	$2,430,804

Barry S. Schlesinger	2011	$615,024	$—	$—		$—	$840,000		$—	$—		$1,455,024
Chief Administrative Officer	2010	$615,024	$—	$507,500	(4)	$—	$850,000		$—	$—		$1,972,524
	2009	$615,024	$299,463	$—		$601,335	$—		$—	$83,000	(10)	$1,598,822

(1)	The amounts in these columns reflect the aggregate grant date fair value of each restricted stock or option award computed in accordance with ASC Topic 718. Information regarding the valuation assumptions used in the calculations are included in Note 21 to the Company’s financial statements for the fiscal year ended December 31, 2011 contained in the Company’s Annual Report on Form 10-K. For additional information on these awards, see “Grant of Plan-Based Awards Table” and “Compensation Discussion and Analysis.”
(2)	Includes $18,000 in car allowance payments for 2009, 2010 and 2011; and $1,500 in Company contributions to Mr. McMorrow’s account in the Company’s tax qualified 401(k) savings plan for 2009, 2010 and 2011. Also included for 2009 is $3,454,972 of note forgiveness and the related accrued interest of $763,539, $62,068 of payroll taxes related to the note forgiveness and $300,000 related to the cancellation of stock option awards in 2009. Kennedy-Wilson maintains two corporate club memberships, one in the U.S. and one in Japan, that are made available to the Chief Executive Officer. Since all use during 2009, 2010 and 2011 was business use, accordingly no amount is recorded as “All Other Compensation” with respect to these memberships.
(3)	Consists of $2.45 million for merger-related long-term cash incentive and $2.5 million in performance unit bonus.
(4)	The amount of the stock award was calculated by taking the incremental value of the grant date fair value of the restricted stock award less the fair value of the option award on the date of modification. The share price on the date of modification for the restricted stock award was $9.25 per share. The fair value of the option award on the date of modification was calculated using the Black-Scholes-Merton option pricing model. The option pricing model inputs used to determine the fair value were an expected stock option term of 6.29 years, expected volatility of 41.9%, expected risk free rate of 2.95% and no expected dividends.
(5)	Includes $1,500 in Company contributions to Mr. Lyle’s account in the Company’s tax qualified 401(k) savings plan for 2009, 2010 and 2011; and $40,000 related to the cancellation of stock option awards in 2009.
(6)	Consists of $1.0 million for merger-related long-term cash incentive and $2.0 million in performance unit bonus.
(7)	Includes $750 in Company contributions to Ms. Rick’s account in the Company’s tax qualified 401(k) savings plan for 2009; and $300,000 related to the cancellation of stock option awards in 2009.
(8)	Includes $1,500 in Company contributions to Mr. Hart’s account in the Company’s tax qualified 401(k) savings plan for 2009, 2010 and 2011; and $200,000 related to the cancellation of stock option awards in 2009.
(9)	Consists of $5,304 in commissions.
(10)	Consists of $83,000 related to the cancellation of stock option awards in 2009.

GRANTS OF PLAN BASED AWARDS

The following table provides information about plan based awards granted to our NEOs for 2011.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimate Future Payouts Under Equity Incentive Plan Awards
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Grant Fair Value of Stock Awards ($)
William J. McMorrow	3/10/11	—	—	$10,000,000	—	—	—	—
Mary Ricks	3/10/11	—	—	$10,000,000	—	—	—	—
Robert E. Hart	3/10/11	—	—	$10,000,000	—	—	—	—
Barry S. Schlesinger	3/10/11	—	—	$10,000,000	—	—	—	—

(1)	The amounts in column (e) reflect the maximum amount payable with respect to performance units awarded under the Company’s annual bonus plan for 2011. Our Compensation Committee retained and exercised negative discretion to award less than this amount even if the performance goals were met. Actual amounts paid to each participating named executive officer for 2011 are set forth in column “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For a more complete description of the Company’s annual bonus plan, including how actual payouts are determined, see “Compensation Discussion and Analysis—Elements of Compensation—Annual Bonus”.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

The following table sets forth outstanding equity awards held by our NEOs at December 31, 2011.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
William J. McMorrow	—	—	334,125	$3,535,043
Freeman A. Lyle	—	—	46,406	$490,975
Mary Ricks	—	—	334,125	$3,533,043
Robert E. Hart	—	—	52,806	$558,687
Barry S. Schlesinger	—	—	86,406	$914,175

(1)	Represents restricted stock awards granted to the NEOs in 2009 which vest in equal installments over a five year period from the date of grant if on each of the first, second, third, fourth and fifth anniversaries of the date of grant: (i) the Gross Assets Under Management target is met as of such vesting date and (ii) the grantee is employed as of such vesting date. Also includes for Messrs. Hart and Schlesinger, restricted stock awards granted in 2010 which vest in equal installments over a five year period from the date of grant if on each of the first, second, third, fourth and fifth anniversaries of the date of grant: (i) the Gross Assets Under Management target is met in the same manner as described in the preceding sentence for the restricted stock awards granted to the NEOs in 2009 as of the November 13 immediately preceding such vesting date and (ii) the grantee is an employee of the Company or its subsidiaries as of such vesting date. For a more complete description of the restricted stock held by our NEOs on December 31, 2011, see “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation—Restricted Stock”.
(2)	Value is based on the closing price of our Common Stock of $10.58 on December 31, 2011, as reported on the NYSE.

OPTION EXERCISES AND STOCK VESTED

The following table set forth the restricted stock awards held by our NEOs that vested during the fiscal year ended December 31, 2011, and the value realized by the NEOs on vesting.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
William J. McMorrow	—	—	111,375	$1,169,438
Freeman A. Lyle	—	—	15,469	$162,425
Mary Ricks	—	—	111,375	$1,169,438
Robert E. Hart	—	—	17,069	$179,977
Barry S. Schlesinger	—	—	25,469	$270,325

(1)	Value realized on vesting of restricted stock awards is based on the closing price of our Common Stock on the vesting date.

Termination and Change in Control Benefits

This section quantifies the additional amounts that would be payable to the NEOs in the event of their termination or a change in control as of December 31, 2011. For this purpose, the closing stock price of $10.58 on that date has been used.

Restricted Stock Awards

The restricted stock agreements applicable to all of the NEOs provide that, in the event of a “Change of Control” (as defined in the 2009 Equity Participation Plan), the restricted shares become immediately vested. If an awardee’s employment is terminated either by the Company or its subsidiaries without “Cause” or by the awardee for “Good Reason,” (each as defined in the restricted stock award agreement), the continued employment requirement with respect to the restricted shares is waived, but the Gross Assets Under Management target must continue to be satisfied so that, assuming the Gross Assets Under Management target is met as of a particular vesting date, all restricted shares subject to vesting as of such vesting date shall thereupon become fully vested.

Mr. McMorrow

Mr. McMorrow’s employment agreement provides that, in the event his employment with the Company is terminated: (i) by the Company without “Cause” (as defined below); (ii) due to death or disability; or (iii) by Mr. McMorrow due to a “constructive termination” by the Company (as described below), he will receive basic salary and benefit continuation (other than continued participation in the Company’s 401(k) plan) throughout the remaining term of the agreement.

Mr. McMorrow’s employment agreement provides that a “constructive termination” by the Company is deemed to occur if the Company (i) instructs Mr. McMorrow to work full-time or substantially full-time at any location not acceptable to him (other than the Company’s main headquarters) that is more than 50 miles from his then principal place of work and more than 50 miles from his then principal residence, or (ii) eliminates or materially reduces his duties as CEO/Chairman, provided that, (A) Mr. McMorrow provides written notice to the Company of such action within 90 days thereof, (B) the Company fails to cure such action within 30 days of receipt of such notice, and (C) Mr. McMorrow’s resignation occurs within one year of such action.

Ms. Ricks

Ms. Ricks’ employment agreement provides that, in the event her employment with the Company is terminated (i) by the Company without “Cause” (as defined below), or (ii) by Ms. Ricks due to a “constructive termination” by the Company (as described below), she will be entitled to base salary and benefit continuation (other than continued participation in the Company’s 401(k) plan) through the remainder of the term of her agreement.

Ms. Ricks’ employment agreement provides that a “constructive termination” by the Company is deemed to occur if the Company (i) instructs Ms. Ricks to work full-time or substantially full-time at any location not acceptable to her (other than the Company’s main headquarters) that is more than 50 miles from her then principal place of work and more than 50 miles from her then principal residence, or (ii) eliminates or materially reduces her duties as a senior executive level manager and supervisor of projects, personnel and budgets, provided that, (A) Ms. Ricks provides written notice to the Company of such action within 90 days thereof, (B) the Company fails to cure such action within 30 days of receipt of such notice, and (C) Ms. Ricks’ resignation occurs within one year of such action.

For purposes of the employment agreements with each of Mr. McMorrow and Ms. Ricks, “Cause” means the occurrence of any of the following events: (i) the breach of any material provision of the employment agreement; (ii) persistent misconduct, neglect or negligence in the performance of the executive’s duties and obligations as set forth in the employment agreement; (iii) disloyal, dishonest or illegal conduct or moral turpitude of the executive; (iv) such material carelessness or inefficiency in the performance of the executive’s duties such that the executive, in the reasonable discretion of the Company, is deemed unfit to continue in the service of Company; or (v) the material and persistent failure of the executive to comply with the policies or directives of the Company and/or failure to take direction from Company management.

The table below sets forth estimated payments with respect to Mr. McMorrow and Ms. Ricks upon the termination of employment with the Company under various circumstances and upon a change in control. The amounts in the table assume that, in the case of accelerated vesting with respect to the restricted stock granted these individuals and the cash performance awards granted Mr. McMorrow and Ms. Ricks, any applicable performance contingencies will be subsequently satisfied.

	Without Cause or For Good Reason (without CIC)	Death / Disability	CIC Only (No Termination)	Without Cause or For Good Reason In Connection With CIC
William McMorrow
Cash Severance	$7,660,000	$7,660,000	$—	$7,660,000
Equity Award Acceleration	3,535,043	—	3,535,043	3,535,043
Continued Benefits	172,800	172,800	—	172,800
280G Cutback(1)	N/A	N/A	—	—

Total	$11,307,843	$7,772,800	$3,535,043	$11,307,843

Mary Ricks
Cash Severance	$1,562,500	$—	$—	$1,562,500
Equity Award Acceleration	3,535,043	—	3,535,043	3,535,043
Continued Benefits	7,500	—	—	7,500
280G Cutback(1)	N/A	N/A	—	—

Total	$5,105,043	$—	$3,535,043	$5,105,043

(1)	The employment agreements with Mr. McMorrow and Ms. Ricks provide that, in the event that any severance or change in control payments or benefits would subject the executive to the excise tax imposed by Section 4999 of the Tax Code, then such payments or benefits under will be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code but only if, by reason of such reduction, the net after-tax benefit received by the executive will exceed the net after-tax benefit received by such executive if no such reduction was made. This row reflects any necessary cutbacks in benefits.

Mr. Lyle, Mr. Hart and Mr. Schlesinger

As of December 31, 2011, neither Messrs. Lyle, Hart nor Schlesinger was subject to an employment agreement. Accordingly, upon a qualifying termination of employment or change in control, (i) Mr. Lyle would be entitled to $490,975, the value attributable to the accelerated vesting of the remaining 46,406 restricted shares that have been issued to him; (ii) Mr. Hart would be entitled to $558,687, the value attributable to the accelerated vesting of the remaining 52,806 restricted shares that have been issued to him; and (iii) Mr. Schlesinger would be entitled to $914,175 to Mr. Schlesinger, the value attributable to the accelerated vesting of the remaining 86,406 restricted shares that have been issued to him. The acceleration of the vesting of the restricted stock grants occurs under the circumstances and subject to the conditions set forth in the paragraph of this section entitled “Restricted Stock Awards.”

Director Compensation

Each non-employee director received a fee of $25,000 per year, $1,000 for each Board of Directors meeting attended and $500 for each committee meeting attended. The following table provides compensation information for the fiscal year ended December 31, 2011 for each non-employee member of our Board of Directors:

Name(1)	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Norman Creighton	$38,500	$—	$—	$—	$38,500
Cathy Hendrickson	$38,000	$—	$—	$—	$38,000
David Minella	$30,500	$—	$—	$—	$30,500
Kent Mouton(2)	$34,000	$—	$—	$—	$34,000
Jerry Solomon	$34,000	$—	$—	$—	$34,000
Stanley Zax	$33,000	$—	$—	$—	$33,000

(1)	Mr. McMorrow is not included in this table because he is an employee and Mr. Mouton received no compensation for his service as a director after October 1, 2011. The compensation received by Mr. McMorrow as an employee is shown in the Summary Compensation Table above.
(2)	Mr. Mouton became our general counsel on October 1, 2011.

2012 RESTRICTED STOCK GRANT. IN JANUARY 2012, THE BOARD APPROVED A GRANT OF 25,000 SHARES OF RESTRICTED STOCK TO EACH OF MESSRS. MINELLA, SOLOMON, CREIGHTON, AND ZAX AND MS. HENDRICKSON UNDER THE AMENDED AND RESTATED 2009 EQUITY PARTICIPATION PLAN, CONTINGENT ON STOCKHOLDER APPROVAL OF THE AMENDED AND RESTATED 2009 EQUITY PARTICIPATION PLAN. SUBJECT TO THE DIRECTOR’S CONTINUED SERVICE, 20% OF THE RESTRICTED SHARES WILL VEST ON EACH OF JANUARY 26, 2013, JANUARY 26, 2014, JANUARY 26, 2015, JANUARY 26, 2016 AND JANUARY 26, 2017. NOTWITHSTANDING THE FOREGOING, IF EITHER A “CHANGE OF CONTROL” (AS DEFINED IN THE AMENDED AND RESTATED 2009 EQUITY PARTICIPATION PLAN), OR THE GRANTEE CEASES TO BE A DIRECTOR BY REASON OF DEATH OR DISABILITY, IN ANY SUCH EVENT, ALL OF THE RESTRICTED SHARES WILL AUTOMATICALLY BECOME FULLY VESTED AS OF THE DATE OF SUCH OCCURRENCE OR CESSATION, RESPECTIVELY. REQUIRED VOTE

Election of the directors requires a plurality vote of the shares present in person or represented by proxy at the Annual Meeting, provided a quorum exists.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR SET FORTH HEREIN.

PROPOSAL 2

APPROVAL OF THE AMENDED AND RESTATED

2009 EQUITY PARTICIPATION PLAN

Introduction

On January 26, 2012 and subject to approval by the stockholders of Kennedy-Wilson Holdings, Inc. (the “Company”) pursuant to this proxy statement, the Company’s Board of Directors (the “Board”) adopted the Amended and Restated 2009 Equity Participation Plan (the “Amended and Restated Plan”). The Amended and Restated Plan amends and restates in its entirety the Kennedy-Wilson Holdings, Inc. 2009 Equity Participation Plan (the “Current Plan”) in the following material respects:

•	The Amended and Restated Plan increases the number of shares of the Company’s common stock (the “Common Stock”) available for awards by an additional 3,170,000 shares, to a total of 5,645,000 shares;

•

The Amended and Restated Plan provides that awards may be subject to the Company’s compensation recovery policy, including any policy that is intended to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations thereunder; and

•	The Amended and Restated Plan makes certain other changes relating to plan administration, design and compliance.

As of April 25, 2012, grants covering approximately 1,486,607 shares were outstanding under the Current Plan, and 5,569 shares remained available for issuance under the Current Plan.

The Current Plan was approved by stockholders of the Company on November 13, 2009. The Company is now seeking stockholder approval of the Amended and Restated Plan with respect to the amendments described in this proposal.

The material features of the Amended and Restated Plan are described below. The description in this proposal is qualified in its entirety by reference to the full text of the Amended and Restated Plan, a copy of which is attached as Appendix A to this proxy statement.

Purpose

The purposes of the Amended and Restated Plan are to attract and retain the best available personnel for positions of substantial responsibility, to promote the success of the Company’s business, to provide additional incentives to key management employees, directors and consultants and to align the interests of such personnel with the interests of the Company stockholders.

Administration

With respect to awards granted to non-employee directors, the Amended and Restated Plan is administered by the full Board. With respect to all other awards, the Amended and Restated Plan is administered by the Compensation Committee. Each of the Compensation Committee members must be: (i) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) a “non-employee director” within the meaning of Rule 16b-3 of the Securities and Exchange Act of 1934 (the “Exchange Act”), and (iii) “independent” for purposes of any applicable listing requirements. The Board or the Compensation Committee may delegate to a committee of the Board comprised of persons who are not (A) “outside directors” with respect to awards to persons who are not “covered employees” within the meaning of Section 162(m) of the Code and/or (B) “non-employee directors” with respect to awards to persons who are not subject to the requirements of Section 16 of the Exchange Act.

The plan administrator has the exclusive authority to administer the Amended and Restated Plan, including, but not limited to, the power to designate participants to whom awards under the Plan may from time to time be made, the types, sizes and terms of awards, the number of awards to be granted and the number of shares of Common Stock to which an award will relate, the price, form of payment and timing of awards and the acceleration or waiver of any vesting restriction. Absent specific rules to the contrary, action by the Compensation Committee requires the consent of a majority of the members of the Compensation Committee.

Eligibility

Employees, directors and consultants of the Company or any affiliate corporation are eligible to receive stock options, awards of restricted and unrestricted stock, restricted stock units, distribution equivalent rights, performance stock awards, performance unit awards and stock appreciation rights under the Amended and Restated Plan. As of April 25, 2012, approximately 400 individuals were eligible to participate in the Amended and Restated Plan. Only employees of the Company or any affiliate corporation are eligible to be granted options that are intended to qualify as “incentive stock options” under Section 422 of the Code.

Shares Available for Awards

Subject to certain adjustments set forth in the plan, the maximum number of shares of Common Stock that may be subject to awards under the Current Plan, without giving effect to the proposed amendment and restatement increasing the number of shares available for grant thereunder, is 2,475,000. If the Amended and Restated Plan is approved by the Company’s stockholders, the maximum number of shares of Common Stock that may be subject to awards under the Amended and Restated Plan will be increased by an additional 3,170,000 shares to 5,645,000 shares.

Stock to be offered pursuant to grants of awards under the Amended and Restated Plan may be authorized but unissued Common Stock, Common Stock purchased on the open market or Common Stock previously issued, outstanding and reacquired by the Company.

Awards

The Plan authorizes grants to employees of the Company or any affiliate corporation of stock options that are intended to qualify as “incentive stock options” under Section 422 of the Code. The Plan also authorizes grants of non-qualified stock options, awards of restricted and unrestricted stock, restricted stock units, distribution equivalent rights, performance stock awards, performance unit awards and stock appreciation rights to eligible employees, consultants and directors of the Company or any affiliate corporation. The maximum aggregate number of shares of Common Stock that may be subject to one or more awards to a participant pursuant to the Amended and Restated Plan during any calendar year is 2,000,000. This limitation shall be applied in a manner which permits compensation generated in connection with such awards to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including, but not limited to, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code, any shares subject to options or stock appreciation rights that are canceled or repriced.

Stock Options

Stock options granted under the Amended and Restated Plan may be either incentive stock options or nonqualified stock options. The per share exercise price of stock options granted pursuant to the Amended and Restated Plan may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. No incentive stock option may be granted to a grantee who owns more than 10% of the Company’s stock unless the per share exercise price is at least 110% of the fair market value of a share of Common Stock on the date of grant.

The plan administrator will determine the methods by which the exercise price of a stock option may be paid and the form of payment. A participant may be permitted to pay the exercise price of a stock option or taxes relating to an option’s exercise by delivering shares of Common Stock owned by the optionee for at least six (6) months; by withholding shares issuable upon the exercise of the option; by delivering a notice that the participant has placed a market sell order or margin loan with a broker with respect to the shares of Common Stock then issuable upon exercise of the option pursuant to an extension of credit by the Company, subject to compliance with Section 13(k) of the Exchange Act, and directing the broker to pay a sufficient portion of the sale or margin loan proceeds to the Company in satisfaction of the option exercise price; or by delivering such other form of payment as determined by the plan administrator. The term of a stock option is set by the plan administrator, provided that the term of the option may not be longer than ten years from the date the option is granted (or in the case of an incentive stock option granted to a grantee who owns more than 10% of the Company’s stock, five years from the date of grant). The Amended and Restated Plan amends the Current Plan to eliminate the provision permitting the discretionary excise tax gross-up payments relating to income tax liability imposed as a result of a payment made in connection with Change of Control (as defined below) resulting from the operation of the Current Plan or any option agreement.

Restricted Stock Awards

Restricted stock awards will be evidenced by a written restricted stock award agreement which may provide for restrictions on transferability during the restriction period, specify the terms and conditions with respect to the forfeiture of the restricted stock award, set forth the price, if any, a participant is required to pay for the restricted stock and such other restrictions, in each case, as the plan administrator may determine in its discretion. If provided in the restricted stock award agreement, the participant will have voting and other stockholder rights, including the right to receive dividends. The Amended and Restated Plan amends the Current Plan to eliminate the provision permitting the discretionary excise tax gross-up payments relating to income tax liability imposed as a result of a payment made in connection with Change of Control (as defined below) resulting from the operation of the Current Plan or any restricted stock award agreement.

Unrestricted Stock Awards

The plan administrator may make grants of unrestricted stock in consideration for past services rendered by a participant to the Company or any affiliate corporation or for other valid consideration pursuant to the terms of a written unrestricted stock award agreement.

Restricted Stock Unit Awards

Restricted stock unit awards will be evidenced by a written restricted stock unit award agreement which will set forth the individual service-based vesting requirements, effect of termination of service prior to the expiration of the applicable vesting period and such other restrictions, as the plan administrator may determine in its discretion. Upon vesting, the participant will be entitled to receive a payment in cash or shares of Common Stock, as determined by the plan administrator and set forth in the restricted stock unit award agreement.

Performance Unit Awards

Performance unit awards will be evidenced by a written performance unit award agreement which will set forth the individual performance goals, the period of time to which such goals apply, the number of units awarded, the dollar value assigned to each such unit and such other restrictions as the plan administrator may determine in its discretion, including, the effect of termination of service prior to the expiration of the applicable performance period. Upon the satisfaction of the performance goals, the participant will be entitled to receive a cash payment equal to the dollar value assigned to such unit pursuant to the applicable award agreement. The performance unit award agreement may provide that, depending on the degree of performance achieved, different amounts of performance units, or no performance units, may be awarded.

Performance Share Awards

Performance share awards will be evidenced by a written performance share award agreement which will set forth the individual performance goals, the period of time to which such goals apply, the number of shares of Common Stock subject to such award and such other restrictions as the plan administrator may determine in its discretion, including, the effect of termination of service prior to the expiration of the applicable performance period. Upon the satisfaction of the performance goals, the participant will be entitled to receive the number of shares of Common Stock subject to such award. The performance unit award agreement may provide that, depending on the degree of performance achieved, different number of shares of Common Stock, or no Common Stock, may be awarded. A participant will have no rights as a stockholder of the Company until such time, if any, as the participant actually receives shares pursuant to the award.

Distribution Equivalent Rights Award

Distribution equivalent rights awards will be evidenced by a distribution equivalent rights award agreement which will indicate whether a participant is to receive under such award credits in cash or have such credits reinvested or whether the participant may choose among such alternatives. Distribution equivalent rights may be settled in cash or distributions of shares of Common Stock equal in amount to the distributions that would have been made to the participant if such participant held a specified number of shares of the Common Stock during the period the participant held the right. A distribution equivalent rights may be awarded in tandem with other awards, in which case, it will expire, terminate or be forfeited under the same conditions as such other award. The distribution equivalent right award agreement may provide for the accrual and crediting of interest on a distribution equivalent right to be settled in cash.

Stock Appreciation Rights Award

Each stock appreciation rights award will be evidenced by a stock appreciation rights award agreement which will set forth (i) the base value for the stock appreciation right, which generally is at least 100% of the fair market value of the Common Stock on the date of the award, (ii) the number of shares of Common Stock subject to such stock appreciation right, and (iii) the period during which the stock appreciation right may be exercised. Upon exercise, the participant is entitled to a payment, in cash or shares of Common Stock, or a combination of both, of an amount based upon the increase in the price of the Common Stock over the base value. Stock appreciation rights may be granted in tandem with stock options in which case their base value, exercisability and expiration are determined by reference to the terms of the related option.

Performance -Based Awards

Grants of awards under the Amended and Restated Plan to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code are intended to be “performance-based” awards within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes.

Any performance goal(s) applicable to qualified performance-based awards shall be objective, established not later than ninety (90) days after the beginning of any applicable performance period (or at such other date as may be required or permitted for “performance-based” compensation under Section 162(m) of the Code) and otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the performance goal or goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established.

The performance goals to be utilized under the Amended and Restated Plan to establish performance goals shall consist of objective tests based on one or more of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total stockholder return;

return on assets or net assets; appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; expense levels; working capital levels, including cash, inventory and accounts receivable; operating margins, gross margins or cash margin; year-end cash; debt reduction; stockholder equity; operating efficiencies; strategic partnerships or transactions; co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital; assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions). Performance goals may be established on a company-wide basis or with respect to one or more company business units, divisions, subsidiaries or individuals; and measured either quarterly, annually or over a period of years, in absolute terms, relative to a pre-established target, to the performance of one or more similarly situated companies, or to the performance of an index covering a peer group of companies, in each case as specified by the Compensation Committee.

When establishing performance goals for the applicable performance period, the Compensation Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes, and as identified in the Company’s financial statements, notes to the Company’s financial statements or management’s discussion and analysis of financial condition and results of operations contained in the Company’s most recent annual report filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act. Holders who are “covered employees” (as defined in Section 162(m) of the Code) shall be eligible to receive payment under a qualified performance-based award which is subject to achievement of a performance goal or goals only if the applicable performance goal or goals are achieved within the applicable performance period, as determined by the Compensation Committee. If any provision of the Amended and Restated Plan would disqualify the Amended and Restated Plan or would not otherwise permit the Amended and Restated Plan to comply with Section 162(m) of the Code as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m) of the Code.

For purposes of Section 162(m) of the Code, the maximum aggregate amount, payable in cash, which may be paid to an employee under the Amended and Restated Plan during any calendar year with respect to one or more awards payable in cash shall be $10,000,000.

For purposes of the requirements of Treasury Regulation Section 1.162-27(e)(4)(i), the maximum amount of compensation that may be paid to any employee under the 2009 Plan for a calendar year shall be $10,000,000.

Prohibition Against Repricing

The Compensation Committee is not permitted to reduce the exercise price of any outstanding option or stock appreciation right, or grant any new award or make any payment of cash in substitution for or upon the cancellation of options or stock appreciation rights previously granted, unless such action is approved in advance by the a majority of the Company’s shareholders or results from a Change of Control (as defined below) or certain other adjustments provided in the Amended and Restated Plan.

Transferability of Awards

Under the Amended and Restated Plan, awards may not be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a holder, other than by will or the laws of descent and distribution or, except for an Incentive Stock Option, by gift to a family member of the holder or pursuant to a valid separation agreement and divorce decree.

Termination of Employment, Director Status or Consultant Status

Termination of Employment or Director Status. Except as otherwise provided by an applicable award agreement or employment agreement, if a participant’s employment with, or status as a director of, the Company or any affiliate corporation terminates, a participant’s rights to exercise stock options and stock appreciation rights will terminate:

•

Ninety (90) days (or three (3) months in the case of incentive stock options) after the date of termination of employment or status as a director, if such termination is for a reason other than the participant’s total and permanent disability or death; or

•	One year after the date of termination of employment or status as a director, if such termination is on account of the participant’s total and permanent disability or death.

Termination of Consultant Status. Except as otherwise provided by the applicable award agreement, if a participant’s status as a consultant of the Company or any affiliate corporation terminates, a participant’s rights to exercise stock options and stock appreciation rights will terminate:

•	Ninety (90) days after the date of termination of the status as a consultant, if such termination is for a reason other than the participant’s total and permanent disability or death; or

•	One year after the date of termination of the status as a consultant, if such termination is on account of the participant’s total and permanent disability or death.

If a participant’s employment with, or status as a director or consultant of, the Company or any affiliate corporation terminates for any reason prior to the satisfaction or lapse of the restrictions, vesting requirements, or terms and conditions applicable to an award of restricted stock or restricted stock unit, the restricted stock or restricted stock unit, as the case may be, will immediately be canceled, and the participant will forfeit any rights or interests with respect to any such restricted stock or restricted stock unit. The plan administrator may determine that all or a portion of any such restricted stock or restricted stock units will not be forfeited. The Amended and Restated Plan amends the Current Plan to eliminate the plan administrator’s ability to preserve a participant’s rights with respect to an award within 90 days after a change in the participant’s status as a service provider.

Termination for Cause. If a participant’s employment, status as a director or consultant with the Company or any affiliate corporation is terminated by the Company for Cause (as defined in the Amended and Restated Plan), all of the participant’s then outstanding awards will expire immediately and be forfeited in their entirety upon such termination.

Adjustments to Common Stock, Recapitalization and Other Events

Adjustments to Common Stock. In the event of any subdivision or consolidation of shares of Common Stock or a payment of a stock dividend without consideration to the Company, the proportionate adjustments will be made to any or all of the following in order to reflect such change: (i) the number of shares of Common Stock (or other securities or property) with respect to which awards under the Amended and Restated Plan may be exercised or satisfied, and (ii) the purchase price per share of the Common Stock. No adjustments will be made with respect to incentive stock options if such adjustments would cause such incentive stock option to cease to qualify as an incentive stock option under Section 422 of the Code.

Recapitalization. If a Company recapitalizes or otherwise changes its capital structure, the participant is entitled to receive, upon the exercise or satisfaction of a previously granted award, such shares of stock or securities as if the previously granted award pertained to such shares of stock or securities as they exist after such recapitalization or change in the Company’s capital structure.

Other Events. In the event of changes to the existing Common Stock by reason of extraordinary cash dividend, reorganization, mergers, consolidation, combinations, split-ups, spin-offs, exchanges or other relevant changes in capitalization, other than the described above adjustments to Common Stock or recapitalizations, occurring after the grant of any award under the Amended and Restated Plan, the Board, in its sole discretion, may take certain actions, including provision for the cash-out, termination, assumption, substitution, adjustment, and acceleration of vesting or exercise of such award.

Change in Control

Only if so provided in the applicable award agreement, an award may become vested, exercisable and/or payable in the event of a Change of Control of the Company.

For a participant who is a party to an employment or consulting agreement with the Company or an affiliate that defines Change of Control, “Change of Control” will have the same meaning set forth in such agreement. For a participant who is not a party to such an agreement, “Change of Control” will mean the satisfaction of any one or more of the following conditions:

•

Any person, other than the Company or its affiliate or an employee benefit plan of the Company or its affiliate, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;

•

The closing of a merger, consolidation or other business combination (a “Business Combination”) other than any Business Combination in which holders of the Common Stock immediately prior to the Business Combination (A) own more than fifty percent (50%) of the total voting power of the corporation resulting from such Business Combination (or the direct or indirect parent corporation of such surviving corporation), and (B) have substantially the same proportionate ownership of Common Stock of the surviving corporation immediately after the Business Combination as immediately before;

•	The closing of an agreement for the sale or disposition of all or substantially all of the Company’s assets to any entity that is not its affiliate;

•

The approval by the holders of shares of Common Stock of a plan of complete liquidation of the Company other than a liquidation of the Company into any subsidiary or a liquidation as a result of which persons who were stockholders of the Company immediately prior to such liquidation have substantially the same proportionate ownership of shares of Common Stock of the surviving corporation immediately after such liquidation as immediately before; or

•	Within any twenty-four month period, the Company’s incumbent directors cease to constitute at least a majority of the Board of Directors.

Notwithstanding the foregoing, a Change of Control will not occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

Amendment, Modification or Termination

The Amended and Restated Plan will continue in effect until the tenth anniversary of the date on which the Current Plan was adopted by the Board (except as to awards outstanding on such date). The Board in its discretion may terminate the Amended and Restated Plan at any time with respect to any shares for which awards have not been granted; provided, however, that the termination of the Amended and Restated Plan shall not materially and adversely impair the rights of a participant with respect to any outstanding award without the consent of the participant. The Board has the right to alter or amend the Amended and Restated Plan from time to time; provided, however, that without stockholder approval, no amendment or modification of the Amended and Restated Plan may: (i) materially increase the benefits accruing to the participants, (ii) materially increase the number of shares of Common Stock subject to the Amended and Restated Plan, (iii) materially modify requirements for participation in the Amended and Restated Plan, or (iv) amend, modify or suspend the Amended and Restated Plan relating to the repricing prohibition or amendment and termination of the Amended and Restated Plan.

In addition, no change in any outstanding award may be made which would materially and adversely impair the rights of a participant with respect to such award without the consent of the participant (unless such change is required in order to cause the benefits under the Amended and Restated Plan to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code).

Compensation Recovery

The Amended and Restated Plan amends the Current Plan to provide that all awards made under the Amended and Restated Plan are subject to any compensation recovery policy that may be implemented by the Company, including any compensation recovery policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and rules and regulations thereunder.

Section 409A of the Code

Certain types of awards under the Amended and Restated Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. To the extent that the plan administrator determines that any award granted under the Amended and Restated Plan is subject to the deferred compensation rules under Section 409A of the Code, the award agreement evidencing such award will incorporate the terms and conditions required by Section 409A of the Code. In the event that the plan administrator determines that any award may be subject to Section 409A of the Code, the Amended and Restated Plan and any applicable awards may be modified to exempt the awards from Section 409A of the Code or comply with the requirements of Section 409A of the Code.

Federal Income Tax Aspects of Awards under the Amended and Restated Plan

The following is a summary of the material U.S. federal income tax consequences to the Company and to recipients of stock options and stock purchase rights. The summary is based on the Code and the U.S. Treasury regulations promulgated under the Code in effect as of the date of this proxy statement, all of which are subject to change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the Amended and Restated Plan. The laws governing the tax aspects of these awards are highly technical and such laws are subject to change. Different tax rules may apply to specific participants and transaction under the Amended and Restated Plan, particularly in jurisdictions outside the United States.

Stock Options. If a stock option qualifies for incentive stock option treatment, the optionee will recognize no income upon grant or exercise of the option except that at the time of exercise, the excess of the then fair market value of the Common Stock over the exercise price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee holds the shares for more than two years after grant of the option and more than one year after exercise of the option, upon an optionee’s sale of his or her shares of Common Stock, any gain will be taxed to the optionee as capital gain. If the optionee disposes of his or her shares of Common Stock prior to the expiration of one or both of the above holding periods, the optionee generally will recognize ordinary income in an amount measured as the difference between the exercise price and the lower of the fair market value of the Common Stock at the exercise date or the sale price of the Common Stock. Any gain recognized on such a disposition of the Common Stock in excess of the amount treated as ordinary income will be characterized as capital gain. The Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to Sections 162(m) and 280G of the Code.

An optionee will not recognize any taxable income at the time the optionee is granted a nonqualified stock option. However, upon exercise of the option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of the Common Stock over the exercise price, and the Company will be entitled to a corresponding deduction at the time of exercise, subject to Sections 162(m) and 280G of the Code. Upon an optionee’s sale of such shares, any difference between the sale price and fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long -term capital gain or loss treatment if the Common Stock has been held for at least the applicable long -term capital gain period (currently 12 months).

Restricted Stock. In general, a participant will recognize ordinary income on receipt of an award of restricted stock when his or her rights in that award become substantially vested, in an amount equal to the amount by which the then fair market value of the Common Stock acquired exceeds the price the participant paid, if any, for such restricted stock. Recipients of restricted stock may, however, within 30 days of receiving an award of restricted stock, choose to have any applicable risk of forfeiture disregarded for tax purposes by making an election under Section 83(b) of the Code (an “83(b) election”). If the participant makes an 83(b) election, he or she will have to report compensation income equal to the difference, if any, between the fair market value of the shares and the price paid for the shares, if any, at the time of the transfer of the restricted stock. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the restrictions applicable to the restricted stock lapse.

Restricted Stock Units. A participant generally will not have ordinary income upon grant of restricted stock units. When cash or shares of Common Stock are delivered under the terms of the award, the participant will recognize ordinary income equal to the cash payment or the fair market value of the shares delivered, as the case may be, less any amount paid by the participant for such shares.

Performance Unit Awards. A participant generally will not recognize taxable income upon grant of the award. A participant will generally recognize ordinary income on receipt of the cash payment in satisfaction of such award.

Performance Share Awards. A participant generally will not recognize ordinary income upon grant of performance share awards. A participant will generally recognize ordinary income equal to the fair market value of the shares delivered, less any amount paid by the participant for such shares, at the time of receipt of the shares.

Distribution Equivalent Rights. A recipient of a distribution equivalent right generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. At the time a distribution equivalent is paid, however, the participant will generally recognize ordinary income and the Company will be entitled to a deduction.

Stock Appreciation Rights. A participant will generally recognize ordinary income upon the receipt of cash or other property pursuant to the exercise of an award of stock appreciation rights.

Stock Payments. A participant who receives a stock payment in lieu of a cash payment will generally recognize ordinary income in the same amount as if he or she received a cash payment in satisfaction of the award.

Section 162(m) of the Code. In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1,000,000 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any taxable year of the corporation. However, as more fully described above, under Section 162(m) of the Code, the deduction limit does not apply to certain “qualified performance-based compensation.”

If approved by the stockholders, the Amended and Restated Plan will permit the Compensation Committee to grant awards which will qualify as “qualified performance-based compensation.” Even if approved by the stockholders, the Amended and Restated Plan allows the plan administrator to make awards that would not be performance-based for purposes of the exemption from the limitations of Section 162(m) of the Code, and nothing precludes the plan administrator from making any payments or granting any awards that do not qualify for tax deductibility under Section 162(m) of the Code.

Section 280G of the Code. Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of

Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to Section 280G of the Code, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by the Company and are subject to an excise tax of 20% payable by the recipient.

New Plan Benefits

The number of awards that the Company’s executive officers, other employees and directors may receive under the Amended and Restated Plan is in the discretion of the plan administrator and therefore cannot be determined in advance. Notwithstanding the foregoing, on January 26, 2012, the Compensation Committee approved restricted stock awards to certain executive officers and other employees and the Board approved restricted stock awards to certain directors, in each case, under the Amended and Restated 2009 Equity Participation Plan, contingent on stockholder approval of the Amended and Restated 2009 Equity Participation Plan.

In addition, certain tables below under the general heading “Executive Compensation,” including the Summary Compensation Table, Grants of Plan-Based Awards Table, Outstanding Equity Awards at Fiscal Year End Table, and Option Exercises and Stock Vested Table, and the Equity Compensation Plan Information Table above, set forth information with respect to prior awards granted to the Company’s individual named executive officers under the Current Plan.

The table below sets forth the estimated awards expected to be made under the Amended and Restated Plan during 2012. Awards under the Amended and Restated Plan are subject to the discretion of the Board and the Compensation Committee, and, except as described above, neither the Board nor the Compensation Committee has made any determination with respect to future grants to any persons under the Amended and Restated Plan as of the date of this proxy statement. Therefore, it is not possible to determine the future benefits that will be received by participants, except for the previously approved grants of restricted stock to certain executive officers, other employees and directors that are contingent on stockholder approval of the Amended and Restated 2009 Equity Participation Plan.

New Plan Benefits

Under Amended and Restated 2009 Equity Participation Plan

in Fiscal Year 2012

Name	Dollar Value ($)(1)	Number of Shares/Units Covered by Awards(2)
William J. McMorrow, Chairman and Chief Executive Officer	10,400,000	800,000
Justin Enbody, Chief Financial Officer	975,000	75,000
Mary Ricks, President and CEO, Kennedy Wilson Europe	8,450,000	650,000
Robert E. Hart, President, KW Multi-Family Management Group	1,625,000	125,000
Barry S. Schlesinger, Chief Administrative Officer	3,900,000	300,000
All current executive officers combined	25,350,000	1,950,000
All current directors who are not executive officers combined	4,225,000	325,000
All employees who are not executive officers combined	11,635,000	895,000

(1)	Assumes that each share underlying the restricted stock award has a value of $13.00 on the date of the 2012 annual meeting of stockholders.
(2)	Represents the number of shares subject to the restricted stock awards under the Amended and Restated 2009 Equity Participation Plan that were approved by the Board and the Compensation Committee on January 26, 2012, contingent on stockholder approval of the Amended and Restated 2009 Equity Participation Plan.

The following table provides information as of April 25, 2012, with respect to awards granted under the Amended and Restated Plan to our individual named executive officers and other groups since the inception of the Current Plan in 2009.

Awards Granted Under Amended and Restated 2009 Equity Participation Plan Since Inception of Plan Through April 25, 2012

Name and Position	Number of Restricted Stock Grants
William J. McMorrow, Chairman and Chief Executive Officer	556,875
Justin Enbody, Chief Financial Officer	3,000
Mary Ricks, President and CEO, Kennedy Wilson Europe	556,875
Robert E. Hart, President, KW Multi-Family Management Group	85,344
Barry S. Schlesinger, Chief Administrative Officer	127,344
All Current Executive Officers combined	1,329,438
All Directors Who Are Not Executive Officers combined	12,376
Kent Mouton, Director and General Counsel	3,094
David A. Minella, Director	—
Jerry R. Solomon, Director	3,094
Norman Creighton, Director	3,094
Cathy Hendrickson, Director	3,094
Stanley R. Zax, Director	—
All Employees Who Are Not Executive Officers combined	1,127,617

The affirmative vote of a majority of shares represented at the meeting (provided that the total votes cast on the proposal represent 50% of the outstanding shares of our Common Stock entitled to vote on the proposal) is required to approve this Proposal. Abstentions and broker non-votes will have the effect of a vote “AGAINST” such proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2009 EQUITY PARTICIPATION PLAN.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT PUBLIC ACCOUNTANTS

On December 15, 2009, the Company retained KPMG LLP (“KPMG”) as its independent registered public accounting firm and KPMG has audited our consolidated financial statements for the years ended December 31, 2009, 2010 and 2011.

The Audit Committee has selected KPMG as the Company’s independent registered public accountants for the fiscal year ending December 31, 2012 and has further directed that the selection of the independent registered public accountants be submitted for ratification by the stockholders at the Annual Meeting. Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG as the Company’s independent registered public accountants is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The Company has entered into an engagement agreement with KPMG, which agreement sets forth the terms by which KPMG will perform audit services for the Company.

Fees of Independent Auditor

Audit Fees

The following sets forth fees billed for the audit and other services provided by KPMG for fiscal years 2010 and 2011:

Fee Category	Fiscal 2010 Fees	Fiscal 2011 Fees
Audit fees(1)	$900,000	$1,000,000
Audit-related fees(2)	446,900	874,000
Tax fees(3)	—	560,000
All other fees(4)	—	—

	$1,366,900	$2,434,000

(1)	Audit fees consist of fees for the audit of our year end financial statements included on our Form 10-K and for the review of the interim financial statement included in our Quarterly Report on Form 10-Q, and statutory audits. In addition, audit fees include those fees related to KPMG’s audit of the effectiveness of our internal controls over financial reporting pursuant to section 404 of the Sarbanes-Oxley Act.
(2)	Audit-related fees for 2010 and 2011 consist of accounting consultations related to U.S. Generally Accepted Accounting Principles, or GAAP, and the application of GAAP to proposed transactions and consents and assistance with and review of registration statements filed with the SEC.
(3)	Tax fees consist of fees for professional services for tax compliance, tax advice and/or tax planning.
(4)	All other fees consist of fees for products and services provided by KPMG other than audit fees, audit related fees or tax fees.

Audit Committee’s Pre-Approval Policy

The Audit Committee pre-approves all auditing services and permitted non-audit services to be performed for the Company by the Company’s independent auditor, including the fees and terms thereof (subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit). The Audit Committee may form and delegate authority to subcommittees of the Audit Committee consisting of one or more Audit Committee members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. All services described under the caption Fees of Independent Accountants were pre-approved.

REQUIRED VOTE

Ratification of the appointment of KPMG as the independent public accountant of the Company requires affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting, provided a quorum exists.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

STOCKHOLDER PROPOSALS

Under Rule 14a-8 of the Exchange Act, a stockholder who wishes to make a proposal for inclusion in the Company’s proxy statement and form of proxy for our Annual Meeting of Stockholders that will be held in 2012 must submit such proposal to the Company no later than December 31, 2011; provided, however, that in the event the 2012 Annual Meeting is held more than 30 days prior to or after June 14, 2012, then the deadline to submit the proposal is a reasonable time before the Company begins to print and send its proxy materials.

In order for a stockholder to submit its own proposal to be considered at the 2012 Annual Meeting, such stockholder must submit the proposal to the Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the meeting; provided, however, that in the event that less than 90 days notice or prior public disclosure of the date of the 2012 Annual Meeting is given or made to the stockholders, then the deadline to submit the proposal will be no later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs.

In order to be valid, a stockholder’s proposal must set forth (a) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the stockholder in such business, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder.

GENERAL

Management is not aware of any matters to be presented for action at the Annual Meeting, except matters discussed in this proxy statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. For further information regarding us, we refer you to such reports and information which may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room.

The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. The SEC’s website address is www.sec.gov.

Our corporate website is www.kennedywilson.com. The information contained in, or that can be accessed through, our website is not part of this proxy statement.

STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 27, 2012. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS OTHERWISE DISCLOSED.

By Order of the Board of Directors

/s/ WILLIAM MCMORROW
Name: William McMorrow Chairman of the Board of Directors

April 27, 2012

Appendix A

KENNEDY-WILSON HOLDINGS, INC.

AMENDED AND RESTATED

2009 EQUITY PARTICIPATION PLAN

Kennedy-Wilson Holdings, Inc., a Delaware corporation, has adopted this Kennedy-Wilson Holdings, Inc. Amended and Restated 2009 Equity Participation Plan (the “Plan”), effective as of the Effective Date (as defined in Article III of the Plan). This Plan amends and restates in its entirety the Kennedy-Wilson Holdings, Inc. 2009 Equity Participation Plan (the “Prior Plan”).

ARTICLE I

PURPOSE

The purpose of this Plan is to assist the Company in attracting, retaining and providing incentives to key management employees and non-employee directors of, and non-employee consultants to, the Company and its Affiliates, and to align the interests of such employees, non-employee directors and non-employee consultants with those of the Company’s stockholders. Accordingly, the Plan provides for the granting of Distribution Equivalent Rights, Incentive Stock Options, Non-Qualified Stock Options, Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, Tandem Stock Appreciation Rights, Unrestricted Stock Awards or any combination of the foregoing, as may be best suited to the circumstances of the particular Employee, Director or Consultant, as provided herein.

ARTICLE II

DEFINITIONS

The following definitions shall be applicable throughout the Plan unless the context otherwise requires:

“Affiliate” shall mean any corporation which, with respect to the Company, is a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

“Award” shall mean, individually or collectively, a grant or sale pursuant to the Plan of any Distribution Equivalent Right, Option, Performance Share Award, Performance Unit Award, Restricted Stock Award, Restricted Stock Unit Award, Stock Appreciation Right or Unrestricted Stock Award.

“Award Agreement” shall mean a written agreement between the Company and the Holder setting forth the terms and conditions of the Award.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean (i) if the Holder is a party to an employment or similar agreement with the Company or an Affiliate which agreement defines “Cause” (or a similar term) therein, “Cause” shall have the same meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, “Cause” shall mean termination by the Company or an Affiliate of the employment (or other service relationship) of the Holder by reason of the Holder’s (A) intentional failure to perform reasonably assigned duties, (B) dishonesty or willful misconduct in the performance of the Holder’s duties, (C) involvement in a transaction which is materially adverse to the Company or an Affiliate, (D) breach of fiduciary duty involving personal profit, (E) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), (F) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company or an Affiliate, or (G) material breach of any provision of the Plan or the Holder’s Award Agreement or any other written agreement between the Holder and the Company or an Affiliate, in each case as determined in good faith by the Board, the determination of which shall be final, conclusive and binding on all parties.

“Change of Control” shall mean (i) for a Holder who is a party to an employment or consulting agreement with the Company or an Affiliate which agreement defines “Change of Control” (or a similar term) therein, “Change of Control” shall have the same meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, “Change of Control” shall mean the satisfaction of any one or more of the following conditions (and the “Change of Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions have been satisfied):

(a) Any person (as such term is used in paragraphs 13(d) and 14(d)(2) of the Exchange Act, hereinafter in this definition, “Person”), other than the Company or an Affiliate or an employee benefit plan of the Company or an Affiliate, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;

(b) The closing of a merger, consolidation or other business combination (a “Business Combination”) other than any Business Combination in which holders of the Common Stock immediately prior to the Business Combination (I) own more than fifty percent (50%) of the total voting power of the corporation resulting from such Business Combination (or the direct or indirect parent corporation of such surviving corporation), and (II) have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the Business Combination as immediately before;

(c) The closing of an agreement for the sale or disposition of all or substantially all of the Company’s assets to any entity that is not an Affiliate;

(d) The approval by the holders of shares of Common Stock of a plan of complete liquidation of the Company other than a liquidation of the Company into any subsidiary or a liquidation a result of which persons who were stockholders of the Company immediately prior to such liquidation have substantially the same proportionate ownership of shares of common stock of the surviving corporation immediately after such liquidation as immediately before; or

(e) Within any twenty-four (24) month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office, shall be deemed to be an Incumbent Director for purposes of this paragraph (e), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or “group” other than the Board (including, but not limited to, any such assumption that results from paragraph (a), (b), (c), or (d) of this definition).

In addition, if a “Change of Control” constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in paragraph (a), (b), (c), (d) or (e) of this definition with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A of the Code.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended, any successor statute thereto and any regulations issued from time to time thereunder.

“Committee” shall mean a committee comprised of not less than three (3) members of the Board who are selected by the Board as provided in Section 4.1.

“Common Stock” shall mean the common stock, par value $.0001 per share, of the Company.

“Company” shall mean Kennedy-Wilson Holdings, Inc., a Delaware corporation, and any successor thereto.

“Consultant” shall mean any individual, non-Employee advisor to the Company or an Affiliate who or which has contracted directly with the Company or an Affiliate to render bona fide consulting or advisory services thereto.

“Director” shall mean a member of the Board or a member of the board of directors of an Affiliate, in either case, who is not an Employee.

“Distribution Equivalent Right” shall mean an Award granted under Article XIII of the Plan which entitles the Holder to receive bookkeeping credits, cash payments and/or Common Stock distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of shares of Common Stock during the period the Holder held the Distribution Equivalent Right.

“Distribution Equivalent Right Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Distribution Equivalent Right Award.

“Effective Date” shall have the meaning set forth in Article III of the Plan.

“Employee” shall mean any employee, including officers, of the Company or an Affiliate.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, as determined consistent with the applicable requirements of Sections 409A and 422 of the Code, as of any specified date, (i) the closing sales price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date) on the principal U.S. national securities exchange on which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Common Stock is not listed on any U.S. national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Common Stock reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Common Stock as determined by the Committee in its sole discretion. If the Common Stock is not quoted or listed as set forth above, Fair Market Value shall be determined by the Committee in good faith by any fair and reasonable means (which means, with respect to a particular Award grant, may be set forth with greater specificity in the applicable Award Agreement). The Fair Market Value of property other than Common Stock shall be determined by the Committee in good faith by any fair and reasonable means, and consistent with the applicable requirements of Sections 409A and 422 of the Code.

“Family Member” shall mean any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee of the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.

“Holder” shall mean an Employee, Director or Consultant who has been granted an Award or any such individual’s beneficiary, estate or representative, to the extent applicable.

“Incentive Stock Option” shall mean an Option which is intended by the Committee to constitute an “incentive stock option” under Section 422 of the Code.

“Incumbent Director” shall mean, with respect to any period of time specified under the Plan for purposes of determining whether or not a Change of Control has occurred, the individuals who were members of the Board at the beginning of such period.

“Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option.

“Option” shall mean an Award granted under Article VII of the Plan of an option to purchase shares of Common Stock, and includes both Incentive Stock Options and Non-Qualified Stock Options.

“Option Agreement” shall mean a written agreement between the Company and a Holder with respect to an Option.

“Performance Criteria” shall mean the criteria that the Committee selects for purposes of establishing the Performance Goal(s) for a Holder for a Performance Period.

“Performance Goals” shall mean, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon the Performance Criteria.

“Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals or other business objectives shall be measured for purposes of determining a Holder’s right to, and the payment of, a Qualified Performance-Based Award.

“Performance Share Award” shall mean an Award granted under Article XII of the Plan under which, upon the satisfaction of predetermined individual and/or Company (and/or Affiliate) performance goals and/or objectives, shares of Common Stock are paid to the Holder.

“Performance Share Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Share Award.

“Performance Unit” shall mean a Unit awarded to a Holder pursuant to a Performance Unit Award.

“Performance Unit Award” shall mean an Award granted under Article XI of the Plan under which, upon the satisfaction of predetermined individual and/or Company (and/or Affiliate) performance goals and/or objectives, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.

“Performance Unit Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Unit Award.

“Plan” shall mean this Kennedy-Wilson Holdings, Inc. Amended and Restated 2009 Equity Participation Plan, as amended from time to time.

“Qualified Performance-Based Award” shall mean Awards intended to qualify as “performance-based” compensation under Section 162(m) of the Code.

“Restricted Stock Award” shall mean an Award granted under Article VIII of the Plan of shares of Common Stock, the transferability of which by the Holder shall be subject to Restrictions.

“Restricted Stock Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

“Restricted Stock Unit” shall mean a Unit awarded to a Holder pursuant to a Restricted Stock Unit Award.

“Restricted Stock Unit Award” shall mean an Award granted under Article X of the Plan under which, upon the satisfaction of predetermined individual service-related vesting requirements, a payment in cash or shares of Common Stock shall be made to the Holder, based on the number of Units awarded to the Holder.

“Restricted Stock Unit Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Unit Award.

“Restriction Period” shall mean the period of time for which shares of Common Stock subject to a Restricted Stock Award shall be subject to Restrictions, as set forth in the applicable Restricted Stock Award Agreement.

“Restrictions” shall mean forfeiture, transfer and/or other restrictions applicable to shares of Common Stock awarded to an Employee, Director or Consultant under the Plan pursuant to a Restricted Stock Award and set forth in a Restricted Stock Award Agreement.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.

“Stock Appreciation Right” shall mean an Award granted under Article XIV of the Plan of a right, granted alone or in connection with a related Option, to receive a payment on the date of exercise.

“Stock Appreciation Right Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Stock Appreciation Right.

“Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right granted in connection with a related Option, the exercise of which shall result in termination of the otherwise entitlement to purchase some or all of the shares of Common Stock under the related Option, all as set forth in Section 14.2.

“Ten Percent Stockholder” shall mean an Employee who, at the time an Incentive Stock Option is granted to him or her, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.

“Total and Permanent Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, all as described in Section 22(e)(3) of the Code.

“Units” shall mean bookkeeping units, each of which represents such monetary amount as shall be designated by the Committee in each Performance Unit Award Agreement, or represents one (1) share of Common Stock for purposes of each Restricted Stock Unit Award.

“Unrestricted Stock Award” shall mean an Award granted under Article IX of the Plan of shares of Common Stock which are not subject to Restrictions.

“Unrestricted Stock Award Agreement” shall mean a written agreement between the Company and a Holder with respect to an Unrestricted Stock Award.

ARTICLE III

EFFECTIVE DATE OF PLAN

The Plan shall be effective as of the date on which the Plan is adopted by the Board, subject to approval by the Company’s stockholders (the “Effective Date”). The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.

ARTICLE IV

ADMINISTRATION

Section 4.1 Composition of Committee. The Plan shall be administered by the Committee, which shall be appointed by the Board. The Committee shall consist solely of three (3) or more Directors who are each (i) “outside directors” within the meaning of Section 162(m) of the Code (“Outside Directors”), (ii) “non-employee directors” within the meaning of Rule 16b-3 and (iii) “independent” for purposes of any applicable listing requirements (“Non-Employee Directors”); provided, however, that the Board or the Committee may delegate to a committee of one or more members of the Board who are not (x) Outside Directors, the authority to grant Awards to eligible persons who are not (A) then “covered employees” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such Award, or (B) persons with respect to whom the Company wishes to comply with the requirements of Section 162(m) of the Code, and/or (y) Non-Employee Directors, the authority to grant Awards to eligible persons who are not then subject to the requirements of Section 16 of the Exchange Act. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board. If a member of the Committee shall be eligible to receive an Award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own Award. In addition, to the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal U.S. national securities exchange on which the Common Stock is traded), the Committee may delegate to one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not directors or executive officers of the Company.

Section 4.2 Powers. Subject to the provisions of the Plan, the Committee shall have the sole authority, in its discretion, to make all determinations under the Plan, including but not limited to determining which Employees, Directors or Consultants shall receive an Award, the time or times when an Award shall be made (the date of grant of an Award shall be the date on which the Award is awarded by the Committee), what type of Award shall be granted, the term of an Award, the date or dates on which an Award vests (including any acceleration of vesting), the form of any payment to be made pursuant to an Award, the terms and conditions of an Award (including the forfeiture of the Award (and/or any financial gain) if the Holder of the Award violates any applicable restrictive covenant thereof), the Restrictions under a Restricted Stock Award and the number of shares of Common Stock which may be issued under an Award, all as applicable. In making such determinations the Committee may take into account the nature of the services rendered by the respective Employees, Directors and Consultants, their present and potential contribution to the Company’s (or the Affiliate’s) success and such other factors as the Committee in its discretion shall deem relevant.

Section 4.3 Additional Powers. The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive and binding on the Company and all Holders.

Section 4.4 Committee Action. In the absence of specific rules to the contrary, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting. No member of the Committee shall have any liability for any good faith action, inaction or determination in connection with the Plan.

ARTICLE V

STOCK SUBJECT TO PLAN AND LIMITATIONS THEREON

Section 5.1 Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to Article XV, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed Five Million Six Hundred Forty-Five Thousand (5,645,000) shares. Notwithstanding any provision in the Plan to the contrary, the maximum aggregate number of shares of Common Stock with respect to one more Awards that may be granted to any one Employee during any calendar year shall be Two Million (2,000,000) shares (subject to adjustment in the same manner as provided in Article XV with respect to shares of Common Stock subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which shall permit compensation generated in connection with such Awards to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including, but not limited to, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code, any shares subject to Options or Stock Appreciation Rights that are canceled or repriced.

Section 5.2 Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock, Common Stock purchased on the open market or Common Stock previously issued and outstanding and reacquired by the Company.

ARTICLE VI

ELIGIBILITY FOR AWARDS; TERMINATION OF

EMPLOYMENT, DIRECTOR STATUS OR CONSULTANT STATUS

Section 6.1 Eligibility. Awards made under the Plan may be granted solely to persons or entities who, at the time of grant, are Employees, Directors or Consultants. An Award may be granted on more than one occasion to the same Employee, Director or Consultant, and, subject to the limitations set forth in the Plan, such Award may include, a Non-Qualified Stock Option, a Restricted Stock Award, an Unrestricted Stock Award, a Restricted Stock Unit Award, a Distribution Equivalent Right Award, a Performance Stock Award, a Performance Unit Award, a Stock Appreciation Right, a Tandem Stock Appreciation Right, any combination thereof or, solely for Employees, an Incentive Stock Option.

Section 6.2 Termination of Employment or Director Status. Except to the extent inconsistent with the terms of the applicable Award Agreement (in which case the terms of the applicable Award Agreement shall control), and/or the terms of the Holder’s employment agreement with the Company or an Affiliate (in which case the terms of the applicable employment agreement shall control), the following terms and conditions shall apply with respect to the termination of a Holder’s employment with, or status as a Director of, the Company or an Affiliate, as applicable, for any reason, including, without limitation, Total and Permanent Disability or death:

(a) The Holder’s rights, if any, to exercise any then exercisable Non-Qualified Stock Options and/or Stock Appreciation Rights shall terminate:

(1) If such termination is for a reason other than the Holder’s Total and Permanent Disability or death, ninety (90) days after the date of such termination of employment or after the date of such termination of Director status;

(2) If such termination is on account of the Holder’s Total and Permanent Disability, one (1) year after the date of such termination of employment or Director status; or

(3) If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.

Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Non-Qualified Stock Options and Stock Appreciation Rights.

(b) The Holder’s rights, if any, to exercise any then exercisable Incentive Stock Option shall terminate:

(1) If such termination is for a reason other than the Holder’s Total and Permanent Disability or death, three (3) months after the date of such termination of employment;

(2) If such termination is on account of the Holder’s Total and Permanent Disability, one (1) year after the date of such termination of employment; or

(3) If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.

Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Incentive Stock Options.

(c) If a Holder’s employment with, or status as a Director of, the Company or an Affiliate, as applicable, terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the Restrictions, vesting requirements, terms and conditions applicable to a Restricted Stock Award and/or Restricted Stock Unit Award, such Restricted Stock and/or Restricted Stock Units shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock and/or Restricted Stock Units. The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or on the date of such termination of employment or Director status, that all or a portion of any such Holder’s Restricted Stock and/or Restricted Stock Units shall not be so canceled and forfeited.

Section 6.3 Termination of Consultant Status. Except to the extent inconsistent with the terms of the applicable Award Agreement, the following terms and conditions shall apply with respect to the termination of a Holder’s status as a Consultant, for any reason:

(a) The Holder’s rights, if any, to exercise any then exercisable Non-Qualified Stock Options and/or Stock Appreciation Rights shall terminate:

(1) If such termination is for a reason other than the Holder’s death, ninety (90) days after the date of such termination; or

(2) If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.

(b) If the status of a Holder as a Consultant terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the Restrictions, vesting requirements, terms and conditions applicable to a Restricted Stock Award and/or a Restricted Stock Unit Award, such Restricted Stock and/or Restricted Stock Units shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock and/or Restricted Stock Units. The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or on the date of such termination of such a Holder’s status as a Consultant, that all or a portion of any such Holder’s Restricted Stock and/or Restricted Stock Units shall not be so canceled and forfeited.

Section 6.4 Termination for Cause. Notwithstanding anything in this Article VI or elsewhere in the Plan to the contrary, and unless a Holder’s Award Agreement specifically provides otherwise, should a Holder’s employment, Director status or engagement as a Consultant with or for the Company or an Affiliate be terminated by the Company or Affiliate for Cause, all of such Holder’s then outstanding Awards shall expire immediately and be forfeited in their entirety upon such termination.

Section 6.5 Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Affiliates shall be covered by the Plan; (ii) determine which such Employees, Directors or Consultants outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to such Employees, Directors or Consultants outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 5.1; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, any securities law or governing statute or any other applicable law.

ARTICLE VII

OPTIONS

Section 7.1 Option Period. The term of each Option shall be as specified in the Option Agreement; provided, however, that except as set forth in Section 7.3, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant.

Section 7.2 Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as specified in the Option Agreement.

Section 7.3 Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds One Hundred Thousand Dollars ($100,000) (or such other individual limit as may be in effect under the Code on the date of grant), the portion of such Incentive Stock Options that exceeds such threshold shall be treated as Non-Qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Options, which were intended by the

Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation, and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Option is granted, such Employee is a Ten Percent Stockholder, unless (i) at the time such Incentive Stock Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option, and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. No Incentive Stock Option shall be granted more than ten (10) years from the date on which the Plan is approved by the Company’s stockholders. The designation by the Committee of an Option as an Incentive Stock Option shall not guarantee the Holder that the Option will satisfy the applicable requirements for “incentive stock option” status under Section 422 of the Code.

Section 7.4 Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions intended to qualify an Option as an Incentive Stock Option. An Option Agreement may provide for the payment of the Option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) that have been owned by the Holder for at least six (6) months and having a Fair Market Value equal to such Option price, or such other forms or methods as the Committee may determine from time to time (including, with the consent of the Committee, by withholding shares of Common Stock otherwise issuable in connection with the exercise of the Option), in each case, subject to such rules and regulations as may be adopted by the Committee. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Sections 6.2 and 6.3, as applicable, specify the effect of termination of employment, Director status or Consultant status on the exercisability of the Option. Moreover, without limiting the generality of the foregoing, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder of the Option price, subject to Section 17.3 of the Plan, (ii) the delivery of the shares of Common Stock from the Company directly to a brokerage firm and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Sections 6.2 and 6.3, as applicable, specify the effect of the termination of the Holder’s employment, Director status or Consultant status on the exercisability of the Option. An Option Agreement may also include provisions relating to (i) subject to the provisions hereof, accelerated vesting of Options, including but not limited to upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

Section 7.5 Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee; provided, however, that such Option price (i) shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted, and (ii) shall be subject to adjustment as provided in Article XV. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The Option price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee as set forth in the Plan and the applicable Option Agreement. Separate stock certificates may be issued by the Company for those shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option and for those shares of Common Stock acquired pursuant to the exercise of a Non-Qualified Stock Option.

Section 7.6 Stockholder Rights and Privileges. The Holder of an Option shall be entitled to all the privileges and rights of a stockholder of the Company solely with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder’s name.

Section 7.7 Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by entities who become Employees as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of stock of the employing entity with the result that such employing entity becomes an Affiliate.

Section 7.8 Prohibition Against Repricing. Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors, or (ii) as a result of any Change of Control or any adjustment as provided in Article XV, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or Stock Appreciation right, or to grant any new Award or make any payment of cash in substitution for or upon the cancellation of Options and/or Stock Appreciation Rights previously granted.

ARTICLE VIII

RESTRICTED STOCK AWARDS

Section 8.1 Restriction Period to be Established by Committee. At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 8.2.

Section 8.2 Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall, unless otherwise determined by the Committee, be issued in book entry form on the books and records as kept by the Company’s transfer agent and registered in the name of the Holder of such Restricted Stock Award. If provided for under the Restricted Stock Award Agreement, the Holder shall have the right to vote Common Stock subject thereto and to enjoy all other stockholder rights, including the entitlement to receive dividends on the Common Stock during the Restriction Period, except that (i) the Holder shall not be entitled to delivery of a stock certificate until the Restriction Period shall have expired, (ii) if a stock certificate is prepared before the expiration of the Restriction Period, the Company shall retain custody of the stock certificate during the Restriction Period (with a stock power endorsed by the Holder in blank), (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Common Stock during the Restriction Period and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the effect of termination of employment, Director status or Consultant status prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Sections 6.2 and 6.3, as applicable, be set forth in a Restricted Stock Award Agreement made in conjunction with the Award. Such Restricted Stock Award Agreement may also include provisions relating to (i) subject to the provisions hereof, accelerated vesting of Awards, including but not limited to accelerated vesting upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

Section 8.3 Payment for Restricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Common Stock received pursuant to a Restricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

Section 8.4 Restricted Stock Award Agreements. At the time any Award is made under this Article VIII, the Company and the Holder shall enter into a Restricted Stock Award Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.

ARTICLE IX

UNRESTRICTED STOCK AWARDS

Pursuant to the terms of the applicable Unrestricted Stock Award Agreement, a Holder may be awarded (or sold) shares of Common Stock which are not subject to Restrictions, in consideration for past services rendered thereby to the Company or an Affiliate or for other valid consideration.

ARTICLE X

RESTRICTED STOCK UNIT AWARDS

Section 10.1 Terms and Conditions. The Committee shall set forth in the applicable Restricted Stock Unit Award Agreement the individual service-based vesting requirement which the Holder would be required to satisfy before the Holder would become entitled to payment pursuant to Section 10.2 and the number of Units awarded to the Holder. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Unit Awards, including, but not limited to, rules pertaining to the effect of termination of employment, Director status or Consultant status prior to expiration of the applicable vesting period. The terms and conditions of the respective Restricted Stock Unit Award Agreements need not be identical.

Section 10.2 Payments. The Holder of a Restricted Stock Unit shall be entitled to receive a cash payment equal to the Fair Market Value of a share of Common Stock, or one (1) share of Common Stock, as determined in the sole discretion of the Committee and as set forth in the Restricted Stock Unit Award Agreement, for each Restricted Stock Unit subject to such Restricted Stock Unit Award, if the Holder satisfies the applicable vesting requirement. Except as otherwise determined by the Committee and set forth in the respective Restricted Stock Unit Award Agreement, and subject to compliance with Section 409A of the Code, such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the Restricted Stock Unit first becomes vested.

ARTICLE XI

PERFORMANCE UNIT AWARDS

Section 11.1 Terms and Conditions. The Committee shall set forth in the applicable Performance Unit Award Agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to payment pursuant to Section 11.2, the number of Units awarded to the Holder and the dollar value assigned to each such Unit. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions, including, but not limited to, rules pertaining to the effect of termination of employment, Director status or Consultant status prior to expiration of the applicable performance period. The terms and conditions of the respective Performance Unit Award Agreements need not be identical.

Section 11.2 Payments. The Holder of a Performance Unit shall be entitled to receive a cash payment equal to the dollar value assigned to such Unit under the applicable Performance Unit Award Agreement if the Holder and/or the Company satisfy (or partially satisfy, if applicable under the applicable Performance Unit Award Agreement) the performance goals and objectives set forth in such Performance Unit Award Agreement. The Performance Unit Award Agreement may provide that, depending on the degree of performance achieved, different amounts of Performance Units, or no Performance Units, may be awarded. Except as otherwise determined by the Committee and set forth in the respective Performance Unit Award Agreement, and subject to compliance with Section 409A of the Code, if achieved, such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate.

ARTICLE XII

PERFORMANCE SHARE AWARDS

Section 12.1 Terms and Conditions. The Committee shall set forth in the applicable Performance Share Award Agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to the receipt of shares of Common Stock pursuant to such Holder’s Performance Share Award and the number of shares of Common Stock subject to such Performance Share Award. Except as otherwise determined by the Committee and set forth in the respective Performance Share Award Agreement, and subject to compliance with Section 409A of the Code, if such goals and objectives are achieved, the distribution of such Common Shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such goals and objectives relate. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Share Awards, including, but not limited to, rules pertaining to the effect of termination of the Holder’s employment, Director status or Consultant status prior to the expiration of the applicable performance period. The terms and conditions of the respective Performance Share Award Agreements need not be identical.

Section 12.2 Stockholder Rights and Privileges. The Holder of a Performance Share Award shall have no rights as a stockholder of the Company until such time, if any, as the Holder actually receives shares of Common Stock pursuant to the Performance Share Award.

ARTICLE XIII

DISTRIBUTION EQUIVALENT RIGHTS

Section 13.1 Terms and Conditions. The Committee shall set forth in the applicable Distribution Equivalent Rights Award Agreement the terms and conditions, if any, including whether the Holder is to receive credits currently in cash, is to have such credits reinvested (at Fair Market Value determined as of the date of reinvestment) in additional shares of Common Stock or is to be entitled to choose among such alternatives. Except as otherwise determined by the Committee and set forth in the respective Distribution Equivalent Rights Award Agreement, and subject to compliance with Section 409A of the Code, if such Award becomes vested, the distribution of such cash or shares of Common Stock shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which the Holder’s interest in the Award vests. Distribution Equivalent Rights Awards may be settled in cash or in shares of Common Stock, as set forth in the applicable Distribution Equivalent Rights Award Agreement. A Distribution Equivalent Rights Award may, but need not be, awarded in tandem with another Award, whereby, if so awarded, such Distribution Equivalent Rights Award shall expire, terminate or be forfeited by the Holder, as applicable, under the same conditions as under such other Award.

Section 13.2 Interest Equivalents. The Distribution Equivalent Rights Award Agreement for a Distribution Equivalent Rights Award may provide for the crediting of interest on a Distribution Rights Award to be settled in cash, at a rate set forth in the applicable Distribution Equivalent Rights Award Agreement, on the amount of cash payable thereunder. Except as otherwise determined by the Committee and set forth in the respective Distribution Equivalent Rights Award Agreement, and subject to compliance with Section 409A of the Code, such settlement shall occur in no event later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which such interest was credited.

ARTICLE XIV STOCK APPRECIATION RIGHTS

Section 14.1 Terms and Conditions. The Committee shall set forth in the applicable Stock Appreciation Right Award Agreement the terms and conditions of the Stock Appreciation Right, including (i) the base value

(the “Base Value”) for the Stock Appreciation Right, which for purposes of a Stock Appreciation which is not a Tandem Stock Appreciation Right, shall be not less than the Fair Market Value of a share of the Common Stock on the date of grant of the Stock Appreciation Right, (ii) the number of shares of Common Stock subject to the Stock Appreciation Right, (iii) the period during which the Stock Appreciation Right may be exercised; provided, however, that no Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant, and (iv) any other special rules and/or requirements which the Committee imposes upon the Stock Appreciation Right. Upon the exercise of some or all of a Stock Appreciation Right, the Holder shall receive a payment from the Company, in cash or in the form of shares of Common Stock having an equivalent Fair Market Value or in a combination of both, as determined in the sole discretion of the Committee, equal to the product of:

(a) The excess of (i) the Fair Market Value of a share of the Common Stock on the date of exercise, over (ii) the Base Value, multiplied by;

(b) The number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.

Section 14.2 Tandem Stock Appreciation Rights. If the Committee grants a Stock Appreciation Right which is intended to be a Tandem Stock Appreciation Right, the Tandem Stock Appreciation Right must be granted at the same time as the related Option, and the following special rules shall apply:

(a) The Base Value shall be equal to or greater than the per share exercise price under the related Option;

(b) The Tandem Stock Appreciation Right may be exercised for all or part of the shares of Common Stock which are subject to the related Option, but solely upon the surrender by the Holder of the Holder’s right to exercise the equivalent portion of the related Option (and when a share of Common Stock is purchased under the related Option, an equivalent portion of the related Tandem Stock Appreciation Right shall be cancelled);

(c) The Tandem Stock Appreciation Right shall expire no later than the date of the expiration of the related Option;

(d) The value of the payment with respect to the Tandem Stock Appreciation Right may be no more than one hundred percent (100%) of the difference between the per share exercise price under the related Option and the Fair Market Value of the shares of Common Stock subject to the related Option at the time the Tandem Stock Appreciation Right is exercised, multiplied by the number of shares of Common Stock with respect to which the Tandem Stock Appreciation Right is exercised; and

(e) The Tandem Stock Appreciation Right may be exercised solely when the Fair Market Value of a share of Common Stock subject to the related Option exceeds the per share the exercise price under the related Option.

ARTICLE XV RECAPITALIZATION OR REORGANIZATION

Section 15.1 Adjustments to Common Stock. The shares with respect to which Awards may be granted under the Plan are shares of Common Stock as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of shares of Common Stock underlying an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share of the Common Stock shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share of the Common Stock shall be proportionately increased. Notwithstanding the foregoing or any other provision of this Article XV, (x) any adjustment made with respect to an Award which is an Incentive Stock Option shall comply with the requirements of Section 424(a) of the Code, and in no event shall any adjustment be made which would render any Incentive Stock Option granted under the Plan to be other than an “incentive stock option” for purposes of Section 422 of the Code, and (y) no action shall be taken under this Section 15.1 which shall cause an Award to fail to comply with Section 409A of the Code, to the extent applicable to such Award.

Section 15.2 Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award.

Section 15.3 Other Events. In the event of changes to the outstanding Common Stock by reason of extraordinary cash dividend, reorganization, mergers, consolidations, combinations, split-ups, spin-offs, exchanges, or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this Article XV, the Board, in its sole discretion, in such manner as the Board deems equitable or appropriate taking into consideration the accounting and tax consequences, either by the terms of the Award or by action taken prior to the occurrence of such event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions:

(a) To provide for either (i) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 15.3 the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (ii) the replacement of such Award with other rights or property selected by the Board in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(b) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c) To make adjustments in the number and type of shares of the Common Stock (or other securities or property) subject to outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(d) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(e) To provide that the Award cannot vest, be exercised or become payable after such event.

In the event of any adjustment pursuant to Sections 15.1, 15.2 or this Section 15.3, the aggregate number of shares available under the Plan under Section 5.1 (and the Code Section 162(m) limit set forth therein) shall be appropriately adjusted by the Board, the determination of which shall be conclusive.

Section 15.4 Powers Not Affected. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company’s capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

Section 15.5 No Adjustment for Certain Awards. Except as hereinabove expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

ARTICLE XVI

AMENDMENT AND TERMINATION OF PLAN

The Plan shall continue in effect, unless sooner terminated pursuant to this Article XVI, until the tenth (10th) anniversary of the date on which the Prior Plan was adopted by the Board (except as to Awards outstanding on that date). The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted; provided, however, that the Plan’s termination shall not materially and adversely impair the rights of a Holder with respect to any Award theretofore granted without the consent of the Holder. The Board shall have the right to alter or amend the Plan or any part hereof from time to time; provided, however, that without the approval by a majority of the votes cast at a meeting of shareholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification of the Plan may (i) materially increase the benefits accruing to Holders, (ii) except as otherwise expressly provided in Article XV, increase the number of shares of Common Stock subject to the Plan or the individual Award Agreements specified in Article V, (iii) materially modify the requirements for participation in the Plan, or (iv) amend, modify or suspend Section 7.8 (repricing prohibitions) or this Article XVI. In addition, no change in any Award theretofore granted may be made which would materially and adversely impair the rights of a Holder with respect to such Award without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code).

ARTICLE XVII

MISCELLANEOUS

Section 17.1 No Right to Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, Director or Consultant any right to an Award except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.

Section 17.2 No Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate, (ii) interfere in any way with any right of the Company or any Affiliate to terminate the employment of an Employee at any time, (iii) confer upon any Director any right with respect to continuation of such Director’s membership on the Board, (iv) interfere in any way with any right of the Company or an Affiliate to terminate a Director’s membership on the Board at any time, (v) confer upon any Consultant any right with respect to continuation of his or her consulting engagement with the Company or any Affiliate, or (vi) interfere in any way with any right of the Company or an Affiliate to terminate a Consultant’s consulting engagement with the Company or an Affiliate at any time.

Section 17.3 Other Laws; No Fractional Shares; Withholding. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue shares of Common Stock in violation of any laws, rules or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Award. Notwithstanding any provision of the Plan to the contrary, including, but not limited to, Section 7.4 hereof, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act. Neither the Company nor its directors or officers shall have any obligation or liability to a Holder with respect to any Award (or shares of Common Stock issuable thereunder) (i) that shall lapse because of such postponement, or (ii) for any failure to comply with the requirements of any applicable law, rules or regulations, including but not limited to any failure to comply with the requirements of Section 409A of this Code. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of shares of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender, Common Stock (including Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld. The number of shares of Common Stock which may be so tendered shall be limited to the number of shares of Common Stock which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

Section 17.4 No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

Section 17.5 Restrictions on Transfer. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) except for an Incentive Stock Option, by gift to any Family Member of the Holder. An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder’s guardian or legal representative unless it has been transferred by gift to a Family Member of the Holder, in which case it shall be exercisable solely by such transferee. Notwithstanding any such transfer, the Holder shall continue to be subject to the withholding requirements provided for under Section 17.3 hereof. Notwithstanding the foregoing, except for Awards which are Incentive Stock Options, Awards may be transferred pursuant to the terms of any valid separation agreement or divorce decree.

Section 17.6 Beneficiary Designations. Each Holder may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount which is payable in connection with an Award under the Plan upon or subsequent to the Holder’s death. Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Company and be effective solely when filed by the Holder in writing with the Company during the Holder’s lifetime. In the absence of any such written beneficiary designation, for purposes of the Plan, a Holder’s beneficiary shall be the Holder’s estate.

Section 17.7 Rule 16b-3. It is intended that the Plan and any Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with the requirements of, Rule 16b-73, such provision or Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.

Section 17.8 Section 162(m). It is intended that the Plan shall comply fully with and meet all the requirements of Section 162(m) of the Code so that Awards hereunder which are made to Holders who are “covered employees” (as defined in Section 162(m) of the Code) shall constitute “performance-based” compensation within the meaning of Section 162(m) of the Code. Any Performance Goal(s) applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based” compensation under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established. The Performance Criteria to be utilized under the Plan to establish Performance Goals shall consist of objective tests based on one or more of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the shares of Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; expense levels; working capital levels, including cash, inventory and accounts receivable; operating margins, gross margins or cash margin; year-end cash; debt reduction; stockholder equity; operating efficiencies; strategic partnerships or transactions; co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital; assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions). Performance Goals may be established on a Company-wide basis or with respect to one or more Company business units, divisions, subsidiaries or individuals; and measured either quarterly, annually or over a period of years, in absolute terms, relative to a pre-established target, to the performance of one or more similarly situated companies, or to the performance of an index covering a peer group of companies, in each case as specified by the Committee. When establishing Performance Goals for the applicable Performance Period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes, and as identified in the Company’s financial statements, notes to the Company’s financial statements or management’s discussion and analysis of financial condition and results of operations contained in the Company’s most recent annual report filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act. Holders who are “covered employees” (as defined in Section 162(m) of the Code) shall be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) of the Code as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m) of the Code. The Committee may postpone the exercising of Awards, the issuance or delivery of Common Stock under any Award or any action permitted under the Plan to prevent the Company or any subsidiary from being denied a federal income tax deduction with respect to any Award other than an Incentive Stock Option, provided that such deferral satisfies the requirements of Section 409A of the Code. For purposes of the requirements of Treasury Regulation Section 1.162-27(e)(4)(i), the maximum aggregate amount that may be paid in cash to any Employee during any calendar year with respect to one or more Awards payable in cash shall be Ten Million Dollars ($10,000,000).

Section 17.9 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and the Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

Section 17.10 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred thereby in connection with or resulting from any claim, action, suit, or proceeding to which such person may be made a party or may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid thereby in settlement thereof, with the Company’s approval, or paid thereby in satisfaction of any judgment in any such action, suit, or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

Section 17.11 Other Plans. No Award, payment or amount received hereunder shall be taken into account in computing an Employee’s salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

Section 17.12 Limits of Liability. Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. None of the Company, any member of the Board nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.

Section 17.13 Governing Law. Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

Section 17.14 Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

Section 17.15 No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award.

Section 17.16 Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

Section 17.17 Terms of Award Agreements. Each Award shall be evidenced by an Award Agreement, which Award Agreement, if it provides for the issuance of Common Stock, shall require the Holder to enter into and be bound by the terms of the Company’s Stockholders’ Agreement, if any. The terms of the Award Agreements utilized under the Plan need not be the same.

Section 17.18 California Information Requirements. To the extent applicable, the Company shall comply with the information requirements applicable to the Plan pursuant to Section 260.140.46 of the California Code of Regulations.

Section 17.19 Compensation Recovery. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Common Stock underlying the Award) shall be subject to the provisions of any compensation recovery policy implemented by the Company, including, without limitation, any compensation recovery policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such compensation recovery policy and/or in the applicable Award Agreement.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Kennedy-Wilson Holdings, Inc. on January 26, 2012.

Executed on this 26th day of April, 2012.

/s/ Barry Schlesinger
Corporate Secretary

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Kennedy-Wilson Holdings, Inc. on                     , 2012.

Executed on this         day of                     , 2012.

Corporate Secretary

KENNEDY-WILSON HOLDINGS, INC.

9701 Wilshire Boulevard, Suite 700

Beverly Hills, California 90212

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints William McMorrow and Justin Enbody, and each of them individually (each with full power to act alone), as proxy or proxies of the undersigned, with full power of substitution, and hereby authorizes each of them, to represent and vote, as designated on the reverse, all shares of Common Stock of Kennedy-Wilson Holdings, Inc. (the “Company”) held of record by the undersigned on April 25, 2012 at the Annual Meeting of Stockholders to be held at the Beverly Wilshire Hotel, 9500 Wilshire Blvd., Beverly Hills, on June 14, 2012 at 9:00 a.m. or at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present at the Annual Meeting.

The Board recommends a vote FOR each of the proposals. If any other business is properly presented at the Annual Meeting, this proxy shall be voted in accordance with the judgment of the proxy holder(s).

To obtain directions to attend the Annual Meeting and vote in person, please contact Christina Cha at (310) 887-6294.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholders Meeting to Be Held on June 14, 2012

Our Annual Report to Stockholders and the Proxy Statement

Are Available at www.kennedywilson.com/investor-relations.

(Continued and To Be Signed on the Reverse Side.)

ANNUAL MEETING OF STOCKHOLDERS OF

KENNEDY-WILSON HOLDINGS, INC.

June 14, 2012

Please sign, date and mail

your proxy card in the envelope provided as soon as possible.

*Please detach along perforated line and mail in the envelope provided*

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES, AND “FOR” PROPOSALS NO. 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF DIRECTORS			2.	PROPOSAL NO. 2

			Nominees:	To approve the Company’s Amended and Restated 2009 Equity Participation Plan, which includes, among other amendments, an increase in the number of shares of the Company’s common stock available for awards thereunder by an additional 3,170,000 shares.		For ☐	Against ☐	Abstain ☐
☐	FOR ALL NOMINEES	☐	William J. McMorrow
		☐	Kent Mouton
		☐	Norman Creighton

☐	WITHHOLD AUTHORITY
	FOR ALL NOMINEES			3.	PROPOSAL NO. 3
					KPMG LLP as the Independent Registered Public Accounting Firm	For	Against	Abstain
☐	FOR ALL EXCEPT					☐	☐	☐

(see instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐					PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Signature of Stockholder:                               Date:                           Signature of Stockholder:                          Date:

NOTE:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.